UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Weingarten Realty Investors
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 24, 2017
9:00 a.m., Central Time
2600 Citadel Plaza Drive, Houston, Texas 77008
The 2017 Annual Meeting of Shareholders of Weingarten Realty Investors (the “Annual Meeting”) Monday, April 24, 2017, at 9:00 a.m., Central Time. The purpose of the Annual Meeting is as follows:

1.	To elect the nine Trust Managers named in the proxy statement to serve until their successors are elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	To hold an advisory vote to approve executive compensation;

4.	To conduct an advisory vote on determining the frequency of future advisory votes on executive compensation; and

5.	To transact such other business as may properly come before the meeting.
Shareholders of record, at the close of business on March 3, 2017, are entitled to notice of and to vote at the Annual Meeting.
We will make available a list of shareholders of record as of the close of business on March 3, 2017 for inspection by shareholders for any purpose suitable to the Annual Meeting during regular business hours from April 14 through April 23, 2017 at our principal place of business. This list will also be available to shareholders at the meeting.
Your vote is very important. Prior to the meeting we encourage you to sign and return your proxy card, or use telephone or internet voting so that your shares may be represented and voted during the meeting. See our "Questions and Answers About the Meeting and Voting" section for information about voting by telephone or internet, how to revoke a proxy and how to vote shares in person beginning on page 2.
Please contact our Investor Relations Department at (800) 298-9974 or (713) 866-6000 if you have any questions.

By Order of the Board of Trust Managers,

Joe D. Shafer
Senior Vice President and Secretary
March 13, 2017
Houston, Texas

i

ii

2600 Citadel Plaza Drive
Houston, Texas 77008

March 13, 2017

PROXY STATEMENT
The Board of Trust Managers of Weingarten Realty Investors (the "Board") is furnishing you this proxy statement to solicit proxies on its behalf to be voted at our 2017 Annual Meeting of Weingarten Realty Investors. The meeting will be held at our principal executive office located at 2600 Citadel Plaza Drive, Houston, Texas 77008, on Monday, April 24, 2017, at 9:00 a.m., Central Time. The proxies also may be voted at any adjournments or postponement of the meeting.
Our proxy materials, including this Proxy Statement, the Notice of Annual Meeting of Shareholders, the proxy card, notice of internet availability or voting instruction card (collectively, the “Notice”) and our 2016 Annual Report are being distributed and made available on or about March 13, 2017. As used herein, “Weingarten” or the “Company” refers to Weingarten Realty Investors, a Texas real estate investment trust.
All properly executed written proxies, and all properly completed proxies submitted by telephone or internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.
Only owners of record of common shares of beneficial interest of the Company ("Common Shares") as of the close of business on March 3, 2017, the record date, are entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting. Each record owner on the record date is entitled to one vote for each Common Share held. On March 3, 2017, there were 128,320,984 Common Shares issued and outstanding.

Important Notice Regarding Availability of Proxy Materials for our Annual Meeting of Shareholders to be held on April 24, 2017

The Notice of the Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016 which contains detailed information relating to our activities and operating performance are available at www.proxyvote.com and under the Investor Relations section of our website at www.weingarten.com under “SEC Filings.”

Table of Contents	QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.    What is a proxy statement and what is a proxy?
A proxy statement is a document that the Securities Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or proxy card. We have designated two of our executive officers as proxies for the 2017 Annual Meeting. These executive officers are Andrew M. Alexander and Stanford Alexander.

2.	What is the difference between holding shares as a shareholder of record and as a beneficial shareholder?
If your shares are registered directly in your name with our register and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the "beneficial owner" of those shares.

3.	What different methods can I use to vote?
By Written Proxy. All shareholders of record can vote by written proxy card. If you are a beneficial owner, you may request a written proxy card or a vote instruction form from your bank or broker.
By Telephone or Internet. All shareholders of record also can vote by touchtone telephone using the toll-free telephone number on the proxy card, or through the internet, using the procedures and instruction described on the proxy card. Beneficial owners may vote by telephone or internet if their bank or broker makes those methods available, in which case the bank or broker will include instructions with the proxy materials. The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly.
In Person. All shareholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question 5 below.

4.	What shares are included in the proxy card?
If you are a shareholder of record, you will receive only one proxy card for all the Common Shares you hold in certificate form, in book-entry form and in any Company benefit plan. If you hold Common Shares in any Company benefit plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the benefit plans will not vote your benefit shares.
You may receive multiple proxy cards if you hold Common Shares in different ways or in multiple accounts. You should vote and sign each proxy card you receive.

Table of Contents	QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

5.	How can I vote at the meeting if I am a beneficial owner?
You will need to ask your broker, bank or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. You will not be able to vote your Common Shares at the meeting without a legal proxy. Accordingly, we encourage you to vote your Common Shares in advance, even if you plan to attend the meeting.
Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

6.	What are my voting choices for each of the proposals to be voted on at the 2017 Annual Meeting?

Proposal	Voting Choices and Board Recommendation
Proposal One: Election of Trust Managers
• vote in favor of all nominees;
• vote in favor of specific nominees;
• vote against all nominees;
• vote against specific nominees;
• abstain from voting with respect to all nominees; or
• abstain from voting with respect to specific nominees.

The Board recommends a vote FOR each of the nominees.

Proposal Two: Ratification of Independent Registered Public Accounting Firm	• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.
Proposal Three: Advisory Proposal to Approve Executive Compensation
• vote in favor of the advisory proposal;
• vote against the advisory proposal; or
• abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory vote to approve executive compensation.

Proposal Four: Advisory Proposal Determining Frequency of Advisory Votes on Executive Compensation
• vote in favor of one year frequency;
• vote in favor of two year frequency;
• vote in favor of three year frequency; or
• abstain from voting on the advisory proposal.

The Board recommends a vote FOR one year frequency.

Trust Managers will be elected by majority of votes cast by the holders of Common Shares voting in person or by proxy at the meeting. Any Trust Manager who is currently on the Board shall remain on the Board, regardless of the number of votes he/she receives unless he/she is replaced by a nominee who receives the requisite vote to become a new Trust Manager. All nominees currently serve on the Board. In order to be approved, each other proposal will require approval by a majority of the votes cast by Common Shares voting in person or by proxy at the meeting. As advisory votes, the proposal to approve executive compensation and the the proposal determining frequency of the advisory vote on executive compensation are not binding upon the Company. However, the Management Development and Executive Compensation Committee ("Compensation Committee"), which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders and will consider the outcome of the votes when making future compensation decisions.

Table of Contents	QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

7.	What if I am a shareholder of record and do not specify a choice for a matter when returning a proxy?
Shareholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•	FOR the election of all Trust Manager nominees as set forth in this proxy statement;

•	FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•	FOR the advisory proposal to approve executive compensation.

•	FOR an advisory vote on executive compensation every one year.

8.	What if I am a beneficial owner and do not give voting instructions to my broker?
As a beneficial owner, in order to ensure your Common Shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominees by the deadline provided in the materials received from your banker, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your Common Shares can be voted by such person depends on the type of item being considered for vote.
Non-Discretionary Items. The election of the Trust Managers, the advisory proposal to approve executive compensation, and the advisory proposal determining frequency of advisory votes on executive compensation are non-discretionary items and may not be voted by banks, brokers or other nominees who have not received specific voting instructions from beneficial owners.
Discretionary Items. The ratification for the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is a discretionary item. Generally, banks, brokers or other nominees that do not receive specific voting instructions from beneficial owners may vote on this proposal at their discretion.

9.	How are abstentions and broker non-votes counted?
Abstentions and broker non-votes are included in determining whether a quorum is present and will have the following effects on each proposal:

Proposal	Abstentions	Broker Non-Votes
Proposal One: Election of Trust Managers	Not counted and no effect on vote.	Not counted and no effect on vote.
Proposal Two: Ratification of Independent Registered Public Accounting Firm	Counted and considered a vote cast against proposal.	Counted and considered a cast against proposal.
Proposal Three: Advisory Proposal to Approve Executive Compensation	Not counted and no effect on vote.	Not counted and no effect on vote.
Proposal Four: Advisory Proposal Determining Frequency of Advisory Votes on Executive Compensation	Not counted and no effect on vote.	Not counted and no effect on vote.

Table of Contents	QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

10.	What can I do if I change my mind after I vote my shares?
Shareholders can revoke a proxy prior to the completion of voting at the meeting by:

•	giving written notice to our Secretary;

•	delivering a later-dated proxy; or

•	voting in person at the meeting (unless you are a beneficial owner without a legal proxy, as described in the response to question 5 above).

11.	Are votes confidential? Who counts the votes?
We will continue our practice of holding votes of all shareholders in confidence from Trust Managers, officers and employees except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•	in the case of a contested proxy solicitation;

•	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	to allow the independent inspectors of the election to certify the results of the vote.
We also will continue to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of the election to certify the results.

12.	When will the Company announce the voting results?
We will announce the preliminary voting results at the Annual Meeting. The Company will report the final results in a Current Report on Form 8-K filed with the SEC which can be accessed on our website.

13.	Does the Company have a policy about Trust Managers' attendance at the Annual Meeting of Shareholders?
We do not have a policy about Trust Managers' attendance at the Annual Meeting; however, we strongly encourage their attendance. 100% of the persons who were serving as Trust Managers at the time attended the 2016 Annual Meeting of Shareholders.

Table of Contents	QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

14.	Can I access the Notice of the Annual Meeting, Proxy Statement and Annual Report on Form 10-K on the internet?
The Notice of the Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2016 (the "Form 10-K") are available at www.proxyvote.com. In addition, shareholders are able to access these documents under the Investor Relations section of our website at www.weingarten.com under “SEC Filings.” Instead of receiving future copies of our Notice of the Annual Meeting, Proxy Statement and Form 10-K by mail, shareholders can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing your documents to your home or business, and also will give you an electronic link to the proxy voting site.
Shareholders of Record. If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.proxyvote.com and following the enrollment instructions.
Beneficial Owners. If you hold your Common Shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in your proxy material provided to you by your bank or broker regarding the availability of this service.

15.	How are proxies solicited and who bears the cost?
We bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Shares.
Our Trust Managers, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Table of Contents	ELECTION OF TRUST MANAGERS - PROPOSAL ONE

ELECTION OF TRUST MANAGERS - PROPOSAL ONE
The Board is elected by shareholders to oversee their interest in the long-term health and overall success of our business and financial strength. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders. The Board selects and oversees members of our senior management, who are charged by the Board with conducting the business of the Company.

Election Process

The Texas Business Organizations Code, our amended and restated declaration of trust and our amended and restated bylaws provide for the annual election of our Trust Managers. The Board, in accordance with our bylaws, has set the number of Trust Managers constituting our Board at nine. At the Annual Meeting, Trust Managers will be elected by the shareholders and will serve until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or retirement. Regardless of the number of votes each nominee receives, pursuant to the Texas Business Organizations Code, each Trust Manager, will continue to serve unless another nominee receives the affirmative vote of the holders of 66 2/3% of the votes cast at a meeting of shareholders at which a quorum is present.

Trust Manager Nominations

The Governance and Nominating Committee is responsible for identifying and evaluating nominees for a Trust Manager and for recommending to the Board a slate of nominees for election at each Annual Meeting of Shareholders. Nominees may be suggested by Trust Managers, members of management, shareholders or, in some cases, by a third-party firm.
Shareholders who wish the Governance and Nominating Committee to consider their recommendations for nominees for the position of Trust Manager should submit their recommendations in writing to Joe Shafer, Senior Vice President and Secretary, at P.O. Box 924133, Houston, Texas 77292-4133. Shareholder nominee recommendations need to include the nominee’s name, address and an explanation of the nominee’s qualifications. Nominee qualifications should include biographical information evidencing that the proposed nominee meets the minimum qualifications and possesses the skills and expertise as required by the Board and as described below under “Trust Manager Qualifications.” The submission must also include the candidate’s written consent to the nomination and to serve if elected. Recommendations made by shareholders in accordance with these procedures will receive the same consideration by the Governance and Nominating Committee as other suggested nominees.

Trust Manager Qualifications

The Trust Managers are responsible for overseeing the Company's business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Board that are applicable to all Trust Managers and that there are other skills, expertise and experience that should be represented on the Board as a whole, but not necessarily by each Trust Manager. The Board and the Governance and Nominating Committee consider the qualifications of the Trust Managers and Trust Manager nominees individually and in the broader context of the Board's overall composition and the Company's current and future needs.

Table of Contents	ELECTION OF TRUST MANAGERS - PROPOSAL ONE

The Governance and Nominating Committee seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. In identifying Trust Manager nominees, the Governance and Nominating Committee considers the following:

•
the comments and recommendations of Trust Managers regarding the qualifications and effectiveness of the existing Board or additional qualifications that may be required when selecting new Trust Managers that may be made in connection with our annual Board’s self-examination;

•	the required expertise and diversification comprising the current Board’s membership;

•	the independence of Trust Managers and any other possible conflicts of interest of existing and potential Trust Managers; and

•	any other factors the Board deems appropriate to consider.
The minimum qualifications for prospective Board members are a successful professional career, as well as the potential to contribute to the effectiveness of the Board. Potential candidates must be at least 18 years of age and not more than 75 years old. The 75 year old age maximum does not apply to Trust Managers who are also executive officers. Beyond these minimum qualifications, the first priority in selecting members of the Board is to attract a group of individuals that will maximize shareholder value, which generally means attracting individuals of the highest capabilities. Another focus is on individuals who demonstrate the highest ethical standards. Critical Board functions involve setting the Company’s basic strategy, monitoring senior management and offering insight/expertise in the selection of tactics and operational policies drawing on Trust Managers’ outside experiences. While the Governance and Nominating Committee does not have a specific diversity policy, it believes that diversity of experience and perspectives is valuable to the Board in discharging its responsibilities. In considering the Board's composition and nomination of new Trust Managers, the Governance and Nominating Committee focuses on several aspects of prior experience including real estate experience, experience as a Chief Executive Officer of a public company, accounting/audit experience, finance experience, legal experience and academic experience.

2017 Nominees for Trust Manager

Upon the recommendation of the Governance and Nominating Committee, the Board has nominated each of Andrew M. Alexander, Stanford Alexander, Shelaghmichael Brown, James W. Crownover, Stephen A. Lasher, Thomas L. Ryan, Douglas W. Schnitzer, C. Park Shaper, and Marc J. Shapiro for election as Trust Manager. All of the nominees are independent under the New York Stock Exchange ("NYSE") corporate governance rules, except Andrew M. Alexander and Stanford Alexander.
Each of the Trust Manager nominees currently serves on the Board and was elected by the shareholders at the 2016 Annual Meeting. If elected, each nominee will hold office until the 2018 Annual Meeting and until his or her successor is elected and qualified.
All nominees have consented to serve as Trust Managers. The Board has no reason to believe any of the nominees will be unable to act as Trust Manager. However, if a Trust Manager is unable to stand for re-election, the Board may either reduce the size of the Board, or the Governance and Nominating Committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.
The Board believes that the combination of the various qualifications, skills and professional experiences of the 2017 Trust Manager nominees will contribute to an effective and well-functioning Board. The Board and the Governance and Nominating Committee believes that, individually and as a whole, the Trust Managers possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to our management.

Table of Contents	ELECTION OF TRUST MANAGERS - PROPOSAL ONE

Included in each Trust Manager nominee's biography below is an assessment of the specific qualifications, attributes, skills and professional experience of such nominee based on the qualifications described above.
The Board of Trust Managers unanimously recommends that you vote FOR the election of each of the Trust Manager nominees.

Andrew M. Alexander
Trust Manager since 1983
Age 60

Mr. A. Alexander has been Chief Executive Officer of the Company since 2001 and has served as President of the Company since 1997. Mr. A. Alexander has been our employee since 1978. Mr. A. Alexander previously served on the Boards of Susser Holdings Corporation (acquired by Sunoco ("SUN";NYSE) from ETP Holdco Corporation and Heritage Holdings, Inc., wholly owned subsidiaries of Energy Transfer Partners, L.P. ("ETP";NYSE)), Charter Bancshares Inc. (acquired by Bank of America Corporation ("BAC";NYSE)), and Academy Sports & Outdoors, Inc. (acquired by Kohlberg Kravis Roberts & Co. L.P.).

Qualifications, Attributes, Skills and Experience:
Relevant Chief Executive Officer/President Experience - Mr. A. Alexander has served as the Company's President and/or Chief Executive Officer for over 10 years.
Extensive Knowledge of the Company's Business or Industry - Over 35 years of Weingarten Realty system and process experience including extensive experience in leasing and complex financial and real estate transactions. Since joining the Company in 1978, he has held a variety of leasing and divisional roles during his tenure. From 1993 to 1996, Mr. A. Alexander served as Executive Vice President/Asset Manager. Since 1995, Mr. A. Alexander served as President of Weingarten Realty Management Company. He also served as Senior Vice President/Asset Manager of Weingarten Realty Management Company from 1990 to 1993, and Vice President of the Company from 1984 to 1990.
Community Involvement - Mr. A. Alexander is active in a number of civic and charitable organizations. He serves as a director of The Texas Medical Center, The Gladney Fund and The Endowment Board of the Houston Food Bank, and The Real Estate Center at the University of Houston. He has previously served on a number of boards including Houston Achievement Place, The Gladney Center, The Houston Food Bank, Rebuilding Together Houston, and The Greater Houston Partnership. Additionally, he is a past member of several committees at Congregation Enamu El and the Jewish Federation of Greater Houston.
Professional Recognition - Mr. A. Alexander serves as a Trustee on the Advisory Board of Governors of the National Association of Real Estate Investment Trusts and is also a Trustee and past Chairman of the International Council of Shopping Centers.

Table of Contents	ELECTION OF TRUST MANAGERS - PROPOSAL ONE

Stanford Alexander
Chairman since 2001/Trust Manager since 1956
Age 88

Mr. S. Alexander has been Chairman of the Board since 1993. He formerly served as Chief Executive Officer of the Company from 1991 to 2000 and President of the Company from 1962 to 1992. He has served as a Trust Manager since 1956 and has been an employee of the Company since 1955.

Qualifications, Attributes, Skills and Experience:
Relevant Chief Executive Officer/President Experience - Mr. S. Alexander served as the Company's President and/or Chief Executive Officer for over 50 years and has served as Chairman of our Board for over 10 years.
Extensive Knowledge of the Company's Business or Industry - Mr. S. Alexander has over 50 years of experience and knowledge in the real estate industry. During Mr. S. Alexander’s tenure, he has held numerous leadership positions, including President, CEO, and Chairman of the Board of Trustees. Mr. S. Alexander is currently an active member and has served as the Chairman of the National Association of Real Estate Investment Trusts, an industry trade association.
Community Involvement - Other current board positions include The University of Texas, M.D. Anderson Cancer Center Board of Visitors and Development Board, the National Trustee of National Jewish Medical and Research Center and the University of Houston-Downtown Advisory Board.
Professional Recognition - Mr. S. Alexander has served as Chairman of the Board of the National Association of Real Estate Investment Trusts.

Table of Contents	ELECTION OF TRUST MANAGERS - PROPOSAL ONE

Shelaghmichael Brown
Trust Manager since 2012
Age 67

Ms. Brown has been a member of the Board of Directors of BBVA Compass Bancshares and Compass Bank (Risk Committee) since 2011 and a member of the Audit Committee since 2014. Ms. Brown retired in June 2011 as Senior Executive Vice President and Executive Officer of BBVA Compass Retail Banking, a position she held for four years.

Qualifications, Attributes, Skills and Experience:
High Level of Financial Literacy - Ms. Brown has completed a 30-year career in the financial services industry most recently as Senior Executive Vice President and Executive Officer of BBVA Compass Retail Banking. Previously, Ms. Brown served as President of RediClinic LLC, President and Chief Executive Officer of Telecheck International, Inc. and Executive Vice President, Manager of Retail Consumer Services of JPMorgan Chase Bank, National Association. Ms. Brown has also served as the Chairman of the Government Relations Council of the Board of Consumer Bankers Association.
Community Involvement - Ms. Brown is on the CanCare Board of Directors where she is serving as Chairman and is also on the Board of Newspring. Ms. Brown joined the Board of National Senior Campuses, Inc. in July 2015.
Professional Recognition - Ms. Brown was recognized in 2009, 2010 and 2011 by U.S. Banker as one of the top 25 most powerful women in banking.

Table of Contents	ELECTION OF TRUST MANAGERS - PROPOSAL ONE

James W. Crownover
Trust Manager since 2001
Age 73

Mr. Crownover serves on the Board of Republic Services, Inc. (Integration Committee member and Audit Committee Chairman, previously Chairman of the Board). He also serves as a Director of Chemtura Corporation (Environmental Health and Safety Committee Chairman, Compensation and Governance Committee member). Previously he served on the Boards of FTI Consulting, Inc. (Compensation, Nominating and Corporate Governance Committee member), Unocal Corporation (Audit Committee and Pension Committee Chairmans), Great Lakes Chemical Corporation (Presiding Director) which merged into Chemtura Corporation, and Allied Waste Industries (Governance Committee Chairman and Audit Committee member) which merged into Republic Services, Inc.

Qualifications, Attributes, Skills and Experience:
High Level of Financial Literacy - Mr. Crownover completed a 30-year career with McKinsey & Company, Inc. (“McKinsey”), an international consulting firm, in 1998. He was managing partner of its southwest practice from 1984 to 1994 and a member of its Board of Directors from 1990 to 1998. Mr. Crownover was a leader of McKinsey’s energy practice through much of this period, working Asia, Europe and Latin America, as well as the United States. This practice dealt with strategic, organizational and operational issues.
Community Involvement - Among several charitable roles, Mr. Crownover currently serves on the Board of Directors of the MD Anderson Foundation and is Chairman of the Board of Houston Grand Opera. He previously served two terms as Chairman of the Board of Trustees of Rice University.
Broad Board of Director Experience - Mr. Crownover has served on numerous boards; including a multitude of board committees including: Audit, Integration, Environmental Health and Safety, Compensation, Pension and Nominating and Governance committees.

Table of Contents	ELECTION OF TRUST MANAGERS - PROPOSAL ONE

Stephen A. Lasher
Trust Manager since 1980
Age 68

Mr. Lasher has been the Managing Director since 1990 and President since 1991 of The GulfStar Group, Inc. He previously served as a Director of Conservatek Industries (Compensation Committee) from 1995 to 2009.

Qualifications, Attributes, Skills and Experience:
High level of Financial Literacy - Mr. Lasher is a co-founder of The GulfStar Group, Inc. and has more than 30 years experience in the securities industry. Mr. Lasher began his career in 1970 at Rotan Mosle Inc. where he served in a variety of positions, including Executive Vice President of Sales and Marketing. From 1985 to 1990, Mr. Lasher managed Rotan Mosle Inc.’s Corporate Finance Department.
Extensive Knowledge of Company's Business or Industry - Since its founding, The GulfStar Group, Inc. has become a leading middle-market investment banking firm focused on the needs of private business owners. Additionally, Mr. Lasher has been a Trust Manager for over 30 years. Mr. Lasher has extensive experience with a wide-range of complex business and commercial real estate transactions, including the structuring of transactions and negotiation of business issues.
Broad Board of Director Experience - Mr. Lasher is currently a director of several private companies and has served on several other publicly listed company boards.

Table of Contents	ELECTION OF TRUST MANAGERS - PROPOSAL ONE

Thomas L. Ryan
Trust Manager since 2012
Age 51

Mr. Ryan has served as Chief Executive Officer since 2005 and President since 2002 of Service Corporation International ("SCI"), the largest provider of death care products and services in North America. He also serves on the Board of SCI and was named Chairman of the Board effective January 1, 2016. Mr. Ryan began serving on the Board of Chesapeake Energy Corporation in 2013. Mr. Ryan previously served on the Board of Texas Industries, Inc. (acquired by Martin Marietta Materials) from 2012 to 2014.

Qualifications, Attributes, Skills and Experience:
High Level of Financial Literacy - Mr. Ryan joined SCI in 1996, where he has served in a variety of operational and financial roles including Chief Operating Officer and Chief Executive Officer of the European operations. Before joining SCI, Mr. Ryan was a CPA with Coopers & Lybrand LLP for eight years.
Relevant Chief Executive Officer/President Experience - Mr. Ryan has served as SCI's President and Chief Executive Officer since 2005.
Community Involvement - Mr. Ryan serves on the Board of Trustees of the United Way of Greater Houston and Genesys Works. He also serves on the University of Texas McCombs Business School Advisory Council.
Risk Oversight/Management Expertise - Mr. Ryan's training as a CPA emphasized statistical sampling methods, risk management assessment and technical auditing and GAAP applications. Additionally in his current role, he has been exposed to a highly regulated industry which includes complex regulations and transactions.

Table of Contents	ELECTION OF TRUST MANAGERS - PROPOSAL ONE

Douglas W. Schnitzer
Trust Manager since 1984
Age 60

Mr. Schnitzer has been Chairman and Chief Executive Officer of Senterra LLC, a holding company for numerous entities primarily involving real estate and luxury automobile dealerships owned by the Schnitzer family since 1994.

Qualifications, Attributes, Skills and Experience:
High Level of Financial Literacy - Mr. Schnitzer is the Chairman and Chief Executive Officer of Senterra Corporation as well as a founding partner in Park Place Motorcars, one of the largest privately held luxury automotive groups in the United States with multiple car dealerships located in the Dallas/Ft. Worth market.
Extensive Knowledge of Company's Business or Industry - One of the Schnitzer family's most visible assets was its ownership interest in the 4.3 million square foot mixed-use development project known as Greenway Plaza. Mr. Schnitzer was responsible for all facets of ownership and operations prior to negotiating and structuring the sale of Greenway in October 1996 to Crescent Real Estate Equities Company, a publicly traded REIT founded by Mr. Richard Rainwater. Additionally, through Senterra, he has developed a luxury residential community in Los Cabos, Mexico known as Villas del Mar. Villas del Mar sets the standard for luxury resort living throughout Mexico with homes ranging from $2 million to $10 million. Other ocean-front luxury communities developed by Mr. Schnitzer include Espiritu Del Mar and Oasis Palmilla, both located in Los Cabos.

Table of Contents	ELECTION OF TRUST MANAGERS - PROPOSAL ONE

C. Park Shaper
Trust Manager since 2007
Age 48

Mr. Shaper retired as President of Kinder Morgan, Inc., Kinder Morgan Energy Partners, L.P. and Kinder Morgan Management, LLC, where he served from 2005 to 2013. Also, he served as Director and President of the general partner of El Paso Pipeline Partners, L. P. from 2012 to 2013. Since 2007, Mr. Shaper has served as a Director on the Board of Kinder Morgan, Inc. Previously, he served as a Director on the Boards of Kinder Morgan G.P., Inc. (General Partner of Kinder Morgan Energy Partners, L. P.) and Kinder Morgan Management, LLC till 2013.

Qualifications, Attributes, Skills and Experience:
High Level of Financial Literacy - Mr. Shaper worked for Kinder Morgan, Inc. and its affiliates, one of the largest pipeline transportation and energy storage companies in North America, since 2000. Mr. Shaper served as Executive Vice President and Chief Financial Officer from 2004 to 2005 and served as Vice President and Chief Financial Officer from 2000 to 2004. In addition, he has served as Vice President and Chief Financial Officer for First Data Analytics, a wholly-owned subsidiary of First Data Corporation. Mr. Shaper has also been a consultant for The Boston Consulting Group, as well as the Strategic Services Division of Andersen Consulting, and has previous experience with TeleCheck Services, Inc.
Relevant Chief Executive Officer/President Experience - As President of Kinder Morgan, Mr. Shaper’s responsibilities included developing and executing the company’s vision and strategy and allocating capital to Kinder Morgan’s business units in a disciplined manner. He was also instrumental in spearheading the company’s transparent financial reporting and communication to the investment community. Prior to joining Kinder Morgan, Mr. Shaper served as President and Director of Altair Corporation, an enterprise focused on the distribution of web-based investment research for the financial services industry.

Table of Contents	ELECTION OF TRUST MANAGERS - PROPOSAL ONE

Marc. J. Shapiro
Trust Manager since 1985
Age 69

Since 2003, Mr. Shapiro has served as a consultant to J. P. Morgan Chase & Co. as a non-executive Chairman of its Texas operations. Formerly, he was Vice Chairman for Finance and Risk Management of J. P. Morgan Chase & Co. from 1997 through 2003. He currently serves as a Director on the Boards of Kimberly-Clark Corporation and The Mexico Fund, Inc. (Audit Committee Chairman). From 1995 to 2010, he served on the Board of Burlington Northern Santa Fe Corporation (Management Development and Compensation Committee Chairman) which was acquired by Berkshire Hathaway Inc.

Qualifications, Attributes, Skills and Experience:
High Level of Financial Literacy - Mr. Shapiro has completed a 40-year career in finance and management with JPMorgan Chase & Co. and its affiliates, a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing and asset management. Mr. Shapiro was Vice Chairman for Finance and Risk Management of JPMorgan Chase & Co. from 1997 through 2003, and he served as Chairman and Chief Executive Officer of Chase Bank of Texas from 1989 to 1997.
Community Involvement - Mr. Shapiro also serves on several not-for-profit boards, including Baylor College of Medicine, The Baylor Saint Luke's Medical Center Hospital, MD Anderson Cancer Center and the Baker Institute for Public Policy.
Risk Oversight/Management Expertise - Mr. Shapiro's role as Vice Chairman of Finance and Risk Management has afforded him extensive experience with a highly regulated industry.
Broad Board of Director Experience - Mr. Shapiro has served on several public company boards. He has gained experience on various boards’ committees, including service as Chairman.

Trust Manager Relationships

Andrew M. Alexander is the son of Stanford Alexander. Douglas W. Schnitzer is the first cousin of Stephen A. Lasher.

Table of Contents	TRUST MANAGER COMPENSATION

TRUST MANAGER COMPENSATION
Trust Managers who serve as employees to the Company do not receive payment for their services as a Trust Manager. The Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding matters pertaining to compensation and benefits paid to the Board and committee chair services. Under the Governance and Nominating Committee's charter, the committee is authorized to engage consultants or advisors in connection with its review and analysis of Trust Manager compensation.
In making non-employee Trust Manager compensation recommendations, the Governance and Nominating Committee takes into consideration various factors, including, but not limited to, the responsibilities of the Trust Managers generally, as well as committee chairs, and the forms of compensation paid to Directors of comparable REITs. The Board reviews the recommendations of the Governance and Nominating Committee and determines the form and amount of Trust Manager compensation.

2016 Annual Compensation

2016 annual compensation to non-employee Trust Managers consisted of share awards and an annual cash retainer fee of $50,000. Total compensation paid in 2016 consisted of cash compensation of $50,000 which represents 27% of total compensation and share awards of $135,000 which represents 73% of total compensation. The number of shares awarded to non-employee Trust Managers is equal to the number of Common Shares that could be purchased for $135,000 on April 27, 2016 based on an average of the high and low closing share prices on the date of grant. The non-employee Trust Managers are required to defer these share awards in the Company's deferred compensation plan for a minimum of five years upon issuance.
In addition, each non-employee Trust Manager who served as a committee chair in 2016 received an additional $6,000 for all committees with the exception of the chair of the Audit Committee, who received $10,000. All non-employee Trust Manager committee members received an additional $4,000 with the exception of the Audit Committee members, who received $5,000. Members of the Executive Committee receive no additional compensation for their services. Committee compensation is also paid in quarterly installments.
The Board believes that this compensation program:

•	ties the majority of the Trust Manager's compensation to shareholder interests because the value of the share awards fluctuates depending on share price;

•	is simple to understand and communicate; and

•	is equitable based on work required of Trust Managers serving an entity of the Company's size and scope.

Table of Contents	TRUST MANAGER COMPENSATION

The following table provides compensation information for the year ended December 31, 2016 for each non-employee Trust Manager of our Board.
Trust Manager Compensation Table

Name	Fees Earned or Paid in Cash ($)	Share Awards ($) (1)	Total ($)
Shelaghmichael Brown	$56,000	$134,301	$190,301
James W. Crownover	58,000	134,301	192,301
Robert J. Cruikshank (2)	13,750	—	13,750
Melvin A. Dow (2)	13,500	—	13,500
Stephen A. Lasher	59,000	134,301	193,301
Thomas L. Ryan	60,000	134,301	194,301
Douglas W. Schnitzer	55,000	134,301	189,301
C. Park Shaper	58,500	134,301	192,801
Marc J. Shapiro	58,000	134,301	192,301
__________

(1)
For purposes of this table, restricted share awards were valued at $37.63, which was the closing price of our Common Shares on April 27, 2016, the date of grant. The Board uses the average of the high and low closing share prices on the date of grant for purposes of determining the number of shares to award.

(2)	Messrs. Cruikshank and Dow retired from the Board effective as of April 21, 2016, the date of the 2016 Annual Meeting.

GOVERNANCE
We are committed to the values of effective corporate governance and the highest ethical standards. The Board's governance policies, which include information regarding the Board's and its Trust Managers' responsibilities, Trust Manager qualifications and determination of Trust Manager independence and other guidelines, are available on the Company's website, www.weingarten.com, by clicking on "Investor Relations," and then "Governance Documents." This section of the website makes available all of the Company's governance materials, including the charters for each significant Board committee, the Governance Policies, the Company's Codes of Conduct and Ethics and information about how to report concerns about the Company. Instructions on how to communicate with the Board are included in the "Question and Answers About Communications, Shareholder Proposals and Company Documents" section beginning on page 60. Our Board reviews our policies on an ongoing basis to ensure they sufficiently meet our needs.

Board Leadership Structure

One of our Board’s key responsibilities is to evaluate and determine the optimal leadership structure in which to provide independent oversight. While acknowledging that there is no single established guideline on board leadership structure and given the competitive and changing environment in which we operate, the proper board leadership structure may vary as circumstances warrant.

Table of Contents	GOVERNANCE

In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of our shareholders. Since 2001, we have operated under a board leadership structure with separate roles for our Chief Executive Officer and Chairman of the Board (“Chairman”) and strong, independent Trust Managers. The Board believes this structure provides a very well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by the independent Trust Managers.

Board Leadership Structure
• Chief Executive Officer: Andrew M. Alexander
• Chairman of the Board: Stanford Alexander
• Active engagement by all Trust Managers, including the independent Trust Managers under the leadership of the Chair of the Governance and Nominating Committee

The Board believes that this is the optimal structure to guide the Company and maintain the focus required to achieve the business goals and grow shareholder value.
We believe it is the Chief Executive Officer’s responsibility to run our Company, and the Chairman’s responsibility to lead the Board. As Trust Managers continue to have more oversight responsibility, we believe it is beneficial to have a Chairman whose job is to lead the Board, as well as facilitating communication among Trust Managers and management and setting the Board’s agendas in consultation with the Chief Executive Officer, with input from the Chair of the Governance and Nominating Committee.
Importantly, all Trust Managers play an active role in overseeing the Company's business at both the Board and committee levels. The core responsibility of the Trust Managers is to exercise their business judgment to act in what they reasonably believe to be in the best interest of the Company and our shareholders. Our Board consists of a majority of independent Trust Managers who are currently serving or have served as members of senior management and/or directors of other companies. In these roles, the non-employee Trust Managers have been called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of management. This is one of the many reasons the non-employee Trust Managers are well-equipped to oversee the success of the business and provide advice and counsel to our Chief Executive Officer and our other executive officers.
Pursuant to the Board's governance policies, if the Chairman of the Board is not independent, the Chair of the Governance and Nominating Committee will serve in a lead capacity to coordinate the activities of the other non-employee Trust Managers, and to perform such other duties and responsibilities as the Board may determine. The specific responsibilities of the Chair of the Governance and Nominating Committee are as follows:

•
Presiding at all meetings of the Board at which the Chairman and/or Chief Executive Officer is not present, including executive sessions of the independent Trust Managers, and taking the lead role in communicating to the Chairman of the Board and/or Chief Executive Officer any feedback, as appropriate.

•	Assisting in the recruitment of Board candidates.

•
Working with Committee Chairs to ensure Committee work is conducted at the Committee level and reported to the Board and/or Chief Executive Officer. Communicating with independent Trust Managers between meetings when appropriate.

•	Request that the Chairman call meetings of the independent Trust Managers, as appropriate.

•	Serving as principal liaison on Board-wide issues between the independent Trust Managers and the Chairman of the Board and/or Chief Executive Officer.

•	Providing the Board performance feedback to the Chairman of the Board and/or Chief Executive Officer.

•
In conjunction with the Chairman of the Board and Chief Executive Officer, developing Board meeting agendas and ensuring critical issues are included and sufficient time is included for discussion of all agenda items.

Table of Contents	GOVERNANCE

•	Advising the Chairman of the Board and/or Chief Executive Officer on the quality, quantity, appropriateness and timeliness of information provided to the Board.
Under our bylaws, regular meetings of the Board are held at such times as the Board may determine. Also, the non-employee Trust Managers meet in executive session at a minimum of two times a year, without the presence of management or employed Trust Managers. These meetings encourage free discussion among the non-employee Trust Managers and assure independent oversight of management. Furthermore, our Board committees, which oversee significant matters such as the integrity of our financial statements, the compensation of executive management, and the development and execution of corporate governance policies, are comprised solely of independent Trust Managers.
In addition, the Board has an annual self-assessment, which is overseen by the Governance and Nominating Committee, in which the Trust Managers consider whether the current leadership structure continues to be optimal for us and our shareholders. Therefore, our Board believes that, due to the number of independent, experienced Trust Managers on the Board and the roles that our independent and non-employee Trust Managers perform, our leadership structure provides effective corporate governance and independent oversight of both our Board and our executive officers. Our current leadership structure, when combined with our independent and non-employee Trust Managers’ component of our Board and our overall corporate governance structure, creates a balance between strong and consistent leadership and independent oversight of our business.

Board Meetings and Committees

In 2016, the Board held five meetings, and committees of the Board held a total of ten meetings. Overall attendance at such meetings was approximately 97%. Each Trust Manager attended 90% or more of the aggregate of all meetings of the Board and the committees on which he or she served during 2016, while the Trust Manager was a member of the Board or committee. All of our Trust Managers are strongly encouraged to attend our Annual Meeting. Our 2016 Annual Meeting was attended by all of our Trust Managers.
The Board has a Governance and Nominating Committee, an Audit Committee, a Management Development and Executive Compensation Committee ("Compensation Committee"), and an Executive Committee. Each Board committee has a written charter that sets forth the purposes, goals and responsibilities of the committee, which are available on the Company's website, www.weingarten.com, by clicking on "Investor Relations," and then "Governance Documents."

Table of Contents	GOVERNANCE

The following table summarizes the responsibilities of the committees.

Committee	Primary Responsibilities

Governance and Nominating
The Governance and Nominating Committee, pursuant to a written charter, has the responsibility to: (1) oversee the nomination of individuals to the Board, including the identification of individuals qualified to become Trust Managers and the recommendation of such nominees; (2) develop and recommend to the Board a set of governance principles; (3) recommend Trust Manager compensation and benefits; and (4) oversee matters of governance to ensure that the Board is appropriately constituted and operated to meet its fiduciary obligations, including advising the Board on matters of Board organization, membership and function and committee structure and membership.

Audit
The Audit Committee, pursuant to a written charter, represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of our financial statements and financial reporting processes, the systems of internal accounting and financial controls and the annual independent audit of our financial statements. The Audit Committee also oversees our compliance with legal and regulatory requirements and our ethics policies, our independent registered public accounting firm's independence and qualifications and the performance of our internal audit functions and public accounting firm. The Audit Committee also oversees investigations into complaints concerning financial matters. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisers as the Audit Committee deems necessary to carry out its duties.

Compensation
The Compensation Committee, pursuant to a written charter, has overall responsibility for evaluating and approving compensation plans, policies and programs applicable to the executives officers of the Company. The Compensation Committee also provides general oversight for our compensation structure, including our equity compensation plans and benefit programs. The Compensation Committee has the sole authority to retain and terminate any compensation consultant, outside legal counsel or other compensation experts. Other specific duties and responsibilities of this committee include: reviewing the leadership development process; reviewing and approving objectives relative to executive officer compensation; and approving employment agreements for executive officers.

Executive
Subject to applicable law, the Executive Committee may exercise the powers of the Board in the management of the business and affairs of the Company with regard to matters that arise between regularly-scheduled Board meetings, to the extent authorized by the Board. The Board has authorized the Executive Committee to enter into transactions to acquire and dispose of real property, execute certain contracts and agreements, including but not limited to, borrowing money and entering into financial derivative contracts, leases (as landlord or tenant) and construction contracts valued up to $150 million.

Table of Contents	GOVERNANCE

The following table describes the current members of each of the committees and the number of meetings held during 2016.

Name	Governance and Nominating (1)	Audit (2)	Compensation (3)	Executive
Andrew M. Alexander				Chair
Stanford Alexander				X
Shelaghmichael Brown *	Chair			X
James W. Crownover *	X		X
Stephen A. Lasher *		X	X	X
Thomas L. Ryan *		Chair
Douglas W. Schnitzer *		X
C. Park Shaper *		X	Chair
Marc J. Shapiro *	X		X	X
Number of Meetings	2	5	3	0
__________

*	Independent Trust Manager

(1)	Each member of the Governance and Nominating Committee meets the independence requirements of NYSE and our governance policies.

(2)
Each member of the Audit Committee meets the independence requirements of NYSE, The Securities Exchange Act of 1934 and our governance policies. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The Board has determined that Messrs. Ryan and Shaper meet the definition of an Audit Committee financial expert promulgated by the SEC.

(3)	Each member of the Compensation Committee meets the independence requirements of NYSE and our governance policies.

The Board generally holds executive sessions of non-employee Trust Managers at the end of each Board meeting. In accordance with our governance policies, our independent Trust Managers will meet at least twice annually in executive session. The Chairman of the Governance and Nominating Committee, currently Shelaghmichael C. Brown, serves as Chairman during any executive session, excluding the session held to evaluate the performance of the Chief Executive Officer which is chaired by the Chairman of the Compensation Committee, C. Park Shaper. During 2016, our non-employee Trust Managers met four times in executive session.

Board Oversight of Risk

The Board is elected by the shareholders to oversee their interest in the long-term health and the overall success of our business and financial strength. In order to fulfill its responsibilities, the Board oversees the proper safeguarding of the Company's assets, the maintenance of appropriate financial and internal controls and our compliance with applicable laws and regulations and proper governance. Inherent in these responsibilities is the Board's understanding and oversight of the various risks facing us. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for us to remain competitive and achieve our goals.

Table of Contents	GOVERNANCE

Oversight of Risk
• The Board oversees risk management.
• The Audit Committee, which meets regularly and reports back to the full Board, plays a significant role in carrying out the risk oversight function.
• Our management is charged with managing risk, through robust internal processes and strong internal controls.
Effective risk oversight is an important priority of the Board. The Board has implemented a risk governance framework designed to:

•	understand critical risk in our business and strategy;

•	allocate responsibilities for risk oversight among the full Board and its committees, primarily the Audit Committee;

•	evaluate our risk management processes and whether they are functioning properly;

•	facilitate open communicate between management and Trust Managers; and

•	foster an appropriate culture of integrity and risk awareness.
Although our Board is responsible for the oversight of our risk management, our Audit Committee is primarily responsible for overseeing the Company’s risk management function on behalf of the Board. The Audit Committee receives regular updates from management regarding the Company’s assessment of risks. In addition, the Audit Committee, which also considers our risk profile, reports regularly to the Board. The Audit Committee and the Board focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by us are consistent with the Board’s levels of risk tolerance.
Our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by our Board and its committees. In particular, our Board administers its risk oversight function through (1) the review and discussion of regular periodic reports made by management to our Board and its committees on topics relating to the risks that we face, including, among others, market conditions, tenant concentrations and credit worthiness, leasing activity and expirations, liquidity, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, existing and potential legal claims against us and various other legal, regulatory, accounting, and strategic matters relating to our business; (2) the required approval by our Board or a committee of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, originations and acquisitions of loans, new borrowings and the appointment and retention of our senior management; (3) the direct oversight of specific areas of our business by the Compensation, Audit and Governance and Nominating Committees; and (4) regular periodic reports from our auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our qualification as a real estate investment trust ("REIT") for tax purposes and our internal controls over financial reporting. Our Board also relies on management to bring significant matters impacting our Company to its attention. While the Board oversees our overall risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us, and that our Board leadership structure supports this approach.
Our Company regularly assesses risks related to our compensation programs, including our executive compensation programs, and does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our Company. At the Compensation Committee’s direction, the Compensation Committee’s independent compensation consultant, FPL Associates L.P. (“FPL”), provides ongoing information to the Compensation Committee regarding compensation factors that could mitigate and/or discourage excessive risk taking.

Table of Contents	GOVERNANCE

Codes of Business Conduct and Ethics

We are committed to building relationships based on integrity. Our Board has adopted codes of conduct and ethics as required by the listing standards of the NYSE that applies to all of our Trust Managers, executive officers and employees. The codes of conduct and ethics were designed to assist Trust Managers, our executive officers and our employees in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the codes of conduct and ethics are compliance with applicable laws, conflicts of interest, use and protection of the Company’s assets, confidentiality, public company reporting, accounting matters, records retention and fair dealing. These codes are available on the Company's website, www.weingarten.com, by clicking on "Investor Relations," and then "Governance Documents."

Whistleblowing and Whistleblower Protection

Our Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and (2) the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters. Individuals may contact our Audit Committee to report complaints or concerns relating to our financial reporting by writing to the Chairman of our Audit Committee, described in the "Questions and Answers about Communications, Shareholder Proposals and Company Documents" section beginning on page 60. Also, reports can be made through the internet at weingarten.alertline.com or by calling (866) 869-8382, a 24 hour hotline. Any such communications may be made anonymously.

Share Ownership Guidelines

The Board has established common share ownership guidelines for all of our officers. The guidelines require ownership of common shares with a market value that meets a minimum base compensation multiple as follows: Chairman and CEO/President - 5 times base compensation, Executive Vice Presidents - 3 times base compensation, Senior Vice Presidents - 2.5 times base compensation, Vice Presidents -1 times base compensation. Officers are expected to be in compliance by the completion of their fifth anniversary of becoming an officer of the Company. All named executive officers are required to retain shares that are acquired as a result of vesting of restricted shares for a minimum of one year.
The Board has also established share ownership guidelines for all of our non-employee Trust Managers, which provides for a minimum beneficial ownership target of our common shares with a market value of $500,000 within five years of joining the Board.
Each Trust Manager and executive officer is currently in compliance with these guidelines.

Table of Contents	GOVERNANCE

Short Selling, Hedging and Pledging Prohibitions

The Board considers it inappropriate for any Trust Manager or named executive officer to enter into speculative transactions in our securities. Accordingly, our governance policies prohibit Trust Managers and named executive officers from engaging in short sales, options trading, or other similar derivative transactions in our securities, or hedging or monetization transactions, such as zero-cost collars and forward sale contracts, in which the individual continues to own the underlying security without the full risks and rewards of ownership. In addition, Trust Managers and named executive officers may not purchase our shares on margin, hold our shares in a margin account or pledge our shares as collateral for a loan because a margin sale or foreclosure sale may occur at a time when such trust manager or officer is prohibited from trading under our insider trading policy.

Repricing Prohibition

Our governance policies prohibit the repricing of options to purchase common shares, which means that the exercise price for options may not be lowered even if the current market price of our shares is below the exercise price.

Recoupment of Incentive Compensation

Our governance policies include a clawback policy applicable to our named executive officers and all other associates that provides that in the event of fraud or a material restatement of our financial statements (other than in connection with a change in accounting policy), the facts and circumstances that led to the fraud and/or the requirement for the restatement will be reviewed and appropriate action will be taken. See Additional Compensation Information - Clawback of Compensation on page 42 for additional information.

Trade Associations and Lobbying

We pay member dues to two trade associations: the National Association of Real Estate Investment Trusts (“NAREIT”) and the International Council of Shopping Centers (“ICSC”). Dues paid to NAREIT and ICSC are not used for political contributions, although NAREIT and ICSC may perform lobbying activities on behalf of their members.
We do not have specific corporate policies regarding lobbying activities. We evaluate our needs for such activity based upon the issues facing our business and the industry. Currently, we do not engage in any direct lobbying or grassroots lobbying activities and do not make direct political contributions. We have not had any significant controversies, fines or litigation related to lobbying activities or political contributions.

Independence of Trust Managers

Our governance policies provide that a majority of the Trust Managers serving on our Board must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC.

Table of Contents	GOVERNANCE

The Board, through the Governance and Nominating Committee, annually reviews all relevant business relationships a Trust Manager or nominee for Trust Manager may have with the Company. Based on its annual review, our Board has determined that each of the following Trust Managers nominated for re-election has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning of our Trust Manager independence standards, which reflect the NYSE Director Independence Standards, as currently in effect: Ms. Brown, and Messrs. Crownover, Lasher, Ryan, Schnitzer, Shaper and Shapiro. The Board has determined that Messrs. A. Alexander and S. Alexander are not independent Trust Managers within the meaning of the NYSE Director Independence Standards because they are employees of the Company.
Furthermore, the Board has determined that each of the members of each of the Governance and Nominating, Audit and Compensation Committees nominated for re-election has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning established by the NYSE. The Audit Committee members also satisfy the separate SEC and NYSE independence requirement that provides that no member may accept directly or indirectly any consulting, advisory or other compensatory fees from the Company or any of its subsidiaries other than compensation for the services as a Trust Manager. The Compensation Committee members also satisfy the separate SEC and NYSE independence requirements that require consideration of any consulting, advisory or other compensatory fees paid by the Company to Trust Manager, whether the Trust Manager receives compensation from any person or entity that would impair the Trust Manager's ability to make independent judgments about the Company's executive compensation, and whether an affiliate relationship places the Trust Manager under the direct or indirect control of the Company or its senior management, or whether it creates a direct relationship between the Trust Manager and senior management, in each case of a nature that would impair the Trust Manager's ability to make independent judgments about the Company's executive compensation.

Certain Transactions

We review all relationships and transactions, in which we and our significant shareholders, Trust Managers and executive officers or their respective immediate family members are participants, to determine whether such persons have a direct or indirect material interest in a transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related party are appropriately disclosed. We also disclose transactions or categories of transactions we consider in determining that a Trust Manager is independent. In addition, our Audit and Governance and Nominating Committees review and, if appropriate from both a financial and governance perspective, approve or ratify any related party transaction that is required to be disclosed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our Trust Managers and executive officers, and persons who own more than 10% of our outstanding Common Shares, to file reports of holdings and transactions in our securities with the SEC and the NYSE. Executive officers, Trust Managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.
Based solely upon a review of the reports furnished to us with respect to fiscal 2016, we believe that all SEC filing requirements applicable to our Trust Managers, executive officers and 10% beneficial owners were filed timely.

Table of Contents	SHARE OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

SHARE OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our Common Shares as of January 31, 2017. The number of Common Shares beneficially owned by each entity, person, Trust Manager or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire as of April 1, 2017 (60 days after January 31, 2017) through the exercise of any share option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his/her spouse) with respect to the Common Shares set forth in the following table.
Certain of the Common Shares listed below are deemed to be owned beneficially by more than one shareholder under SEC rules.

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Trust Managers and Named Executive Officers:
Andrew M. Alexander	2,158,520	1.7%
Includes 697,519 shares over which Mr. S. Alexander has shared voting and investment power, and 126,730 shares that Mr. A. Alexander may purchase upon the exercise of share options that are currently exercisable. Also includes 356,548 shares held in trust for the benefit of Mr. A. Alexander's children.

Stanford Alexander	5,265,368	4.1%
Includes 1,123,074 shares held by various trusts for the benefit of Mr. S. Alexander's children, and 697,519 shares for which voting and investment power are shared with Mr. A. Alexander. Also, includes 314,883 shares that may be purchased by Mr. S. Alexander upon the exercise of share options that are currently exercisable. Includes 537,621 shares held by a charitable foundation, over which Mr. S. Alexander and his wife Joan have voting and investment power.

Shelaghmichael Brown	18,325	*
James W. Crownover	52,755	*
Johnny L. Hendrix	174,979	*
Stephen A. Lasher	395,078	*
Includes 120,000 shares held in trust for the benefit of Mr. Lasher's children and grandchildren, and 70,875 shares held by a charitable foundation, over which Mr. Lasher has voting and investment power.

Stephen C. Richter	358,073	*	Includes 102,454 shares that may be purchased upon the exercise of share options that are currently exercisable.
Thomas L. Ryan	22,525	*
Douglas W. Schnitzer	1,462,744	1.1%
Mr. Schnitzer owns 44,614 shares individually. With respect to the remaining shares beneficially owned, Mr. Schnitzer shares voting and investment power under trusts for Joan Weingarten Schnitzer, his mother.

C. Park Shaper	41,062	*
Marc J. Shapiro	135,932	*	Includes 14,000 shares held in trust for the benefit of Mr. Shapiro's children, over which Mr. Shapiro has voting and investment power.
All Trust Managers and executive officers as a group (11 persons)	9,387,842	7.3%	Includes 544,067 shares that may be purchased upon the exercise of share options that are currently exercisable.

Table of Contents	SHARE OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Five Percent Shareholders:
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	16,211,764	12.6%
Pursuant to information contained in Schedule 13G/A filed by or on behalf of the beneficial owners with the SEC on January 17, 2017. BlackRock, Inc. reported sole voting power to 14,503,513 shares and sole dispositive power with respect to 16,211,764 shares.

Invesco Ltd. 1555 Peachtree Street NE Suite 1800 Atlanta, GA 30309	7,985,313	6.2%
Pursuant to information contained in a Schedule 13G/A filed by or on behalf of the beneficial owners with the SEC on February 8, 2017. Inveso Ltd. reported sole voting power with respect to 3,507,047 shares and sole dispositive power with respect to 7,985,313 shares.

The Vanguard Group - 23-1945930 100 Vanguard Blvd. Malvern, PA 19355	18,767,620	14.6%
Pursuant to information contained in a Schedule 13G/A filed by or on behalf of the beneficial owners with the SEC on February 10, 2017. The Vanguard Group - 23-1945930 reported sole voting power with respect to 218,821 shares, shared voting power with respect to 135,725 shares, sole dispositive power with respect to 18,567,059 shares and shared dispositive power with respect to 200,561 shares.

Vanguard Specialized Funds- Vanguard REIT Index Fund - 23-2834924 100 Vanguard Blvd. Malvern, PA 19355	9,221,655	7.2%
Pursuant to information contained in a Schedule 13G/A filed by or on behalf of the beneficial owners with the SEC on February 14, 2017. The Vanguard Specialized Funds-Vanguard REIT Index Fund - 23-2834924 reported sole voting power with respect to 9,221,655 shares.

__________

*	Beneficial ownership of less than 1% of the class is omitted.
We are pleased to report that management, associates, Trust Managers and their extended families own, in the aggregate, approximately 9% of our outstanding Common Shares as of January 31, 2017, including option awards that are currently exercisable.

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board (for purposes of this analysis, the “Committee”), which is composed entirely of independent Trust Managers, has the responsibility for determining the compensation of our executive officers and administering our compensation programs and for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Committee ensures that the total compensation paid to our executive leadership team is fair, reasonable and competitive. This section of the proxy statement explains how our executive compensation programs are designed and operated with respect to the individuals who served as our "named executive officers" for 2016, who are listed below, and were the only executive officers of Company during 2016:

Name	Title	Age	Recent Business Experience
Andrew M. Alexander	President and Chief Executive Officer	60	See "Nominees' Biographies"
Stanford Alexander	Chairman of the Board	88	See "Nominees' Biographies"
Johnny L. Hendrix	Executive Vice President/Chief Operating Officer	59	Executive Vice President since 2005; Chief Operating Officer since 2010; Senior Vice President/Director of Leasing from 2001 to 2005
Stephen C. Richter	Executive Vice President/Chief Financial Officer	62	Executive Vice President/Chief Financial Officer since 2005; Senior Vice President and Chief Financial Officer from 2000 to 2005
When we use the term “our top two executives,” we are referring to our President and Chief Executive Officer and our Chairman. On November 30, 2016, February 6, 2017, and February 21, 2017 the Committee met to determine compensation and both bonus and share awards based on 2016 performance.
Our Committee's compensation policy is intended to focus our named executive officers on achieving key financial and business objectives by linking a significant percentage of their pay to our performance relative to key measures used by shareholders to assess our value and our share price. In order to implement this pay-for-performance objective, performance-based compensation (annual bonuses and long-term equity incentives) constitutes a significant portion of our named executive officers' compensation for fiscal 2016.
The Company’s operating results for the 2016 fiscal year were strong, including:

•	Core Funds from Operations Attributable to Common Shareholders ("Core FFO") increased by 7.3% over 2015 to $2.34;

•	Same Property Net Operating Income ("SPNOI") grew by 3.3% over the previous year;

•	Rental rates on new leases and renewals completed during the year were up 26.7% and 10.2%, respectively;

•	Acquisitions totaled $515 million for the year; and

•	Dispositions totaled $223 million for the year.
A reconciliation between net income attributable to common shareholders to Core FFO is contained in Annex A.

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

We accomplished these results by continuing to focus on improving the credit quality of our tenants, increasing rental rates at our centers and pursuing those acquisition, disposition, new development and redevelopment opportunities that will improve the overall quality of our portfolio. Our compensation performance goals are based on our business planning process and are focused on both our short-term and long-term growth goals. Overall, the Company achieved 115% of its performance goals for 2016. Accordingly, the Committee awarded 115% of the Company performance portion of the annual bonus to each of our named executive officers.

Compensation Objectives and Philosophy

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and one that is designed to align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by us to our executives, including the named executive officers, should include both cash and share-based compensation that reward performance as measured against established goals. At our 2016 Annual Meeting, we asked our shareholders to vote, on an advisory resolution regarding the compensation of our named executive officers. At this meeting, 95% of the votes cast supported the compensation of our named executive officers for fiscal 2015. The Committee decided to continue the same compensation policies as it had in effect during 2015.

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

Compensation and Benefits Best Practices Overview

By designing our program around the following best practices, the Committee has shown its commitment to paying for performance and aligning executive pay with shareholder interests. Below is an overview of our compensation and benefits best practices.

Pay for Performance - Substantially all of the named executive officers compensation, other than base salary, is tied to company performance.
Share Ownership Guidelines - All named executive officers own Common Shares in an amount that exceeded the guidelines. Mr. A. Alexander directly owns Common Shares with a market value in excess of 68 times his base compensation, which is well above his required five times multiple.

Incentives Tied to Company Performance and Vesting Periods - Long-term equity incentive compensation is subject to three-year cliff vesting, and 50% of the share awards are service-based and 50% are market-based tied to total shareholder return.

Dividend Equivalents Payable at the End of the Vesting Period and Only on Vested Shares - All dividends accrued on unvested share awards are reinvested in Common Shares and will not be distributed until the awards vest.

Vested Shares Holding Requirement - Named executive officers are required to retain share awards for a minimum of one year after they vest.
No Single Trigger Vesting of Equity-Based Awards - None of the share awards vest solely upon a change of control, and instead vest only upon a change of control followed by termination of the recipient's employment for specified reasons.

Clawback on Incentive Awards - In the event of fraud or material misstatement, the Company intends to, in appropriate circumstances, seek restitution of compensation received by a named executive officer or associate as a result of such fraud or material misstatement.

No Repricing of Underwater Share Options - Our governance policies prohibit the repricing of options to purchase Common Shares, which means that the exercise prices for options may not be lowered even if the current market price of the Common Shares is below the exercise price.

No Pledging of Common Shares - Named executive officers may not pledge Common Shares as collateral for a loan. At December 31, 2016, no named executive officer has pledged any Common Shares.
No Personal Travel and Entertainment - Named executive officers and associates are personally responsible for all personal travel and entertainment including country club fees.

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Decision Making Process

The Committee makes all compensation decisions for our top two executives. Our Chief Executive Officer annually reviews the performance of our Executive Vice President/Chief Financial Officer and our Executive Vice President/Chief Operating Officer. The conclusions reached and recommendations based on these reviews, including salary adjustments, annual bonus and equity award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustment or award.
The Committee has retained FPL, an outside compensation firm, to assist it in considering compensation for our named executive officers. FPL performed its work at the direction and under the supervision of the Committee, and it provides the Committee with advice, research and analytical services on subjects such as trends in executive compensation, executive compensation levels and compensation program design. We did not engage FPL for any additional services during fiscal 2016 beyond its support of the Committee. The Committee has reviewed its work with FPL and believes that such work raises no conflicts of interest. The Committee also reviews compensation data published by NAREIT.
The Committee uses the following principles to guide it in determining our named executive officer compensation program:

•	reinforce a culture of integrity to support sustainable business growth;

•	align management’s interests with the long-term interests of shareholders;

•	attract and retain top talent;

•	assess and appropriately manage compensation risk in the context of our business strategies;

•	provide compensation on the basis of performance that supports key financial and strategic business outcomes; and

•	limit perquisites and other non-performance-based entitlements.
The Committee regularly reviews our named executive officer compensation policies and practices to ensure that the program continues to meet its overall objectives.

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

Determining Executive Compensation

Elements of Compensation
We provide the following compensation and benefit components to our executive officers, including our named executive officers, to effect our objectives as described above. Our philosophy and practices will continue to evolve over time in response to changes in market conditions, legal requirements and/or other objective and subjective considerations. The following table provides additional information regarding how the elements of our compensation program are designed to achieve our objectives.

Element	Objectives Achieved	Purpose
Base Salary	• Performance-Based Pay • Retention	Provide fixed annual cash income based on: • Level of responsibility, performance and experience • Comparison to market pay information
Annual Cash Bonus	• Performance-Based Pay • Retention	Motivate and reward achievement of the following annual performance goals: • Existing Portfolio Performance Metrics • New Development Performance Metrics • Dispositions • Acquisitions • Overhead Expense
Long-Term Equity	• Performance-Based Pay • Retention • Emphasis on Long-Term Success • Shareholder Alignment
Provide an incentive to deliver shareholder value and to achieve our long-term objectives, through awards of:
• Service-Based Shares (time based)
• Market-Based Shares (based on total shareholder return)

Retirement Benefits	• Retention	Provide competitive retirement plan benefits through pension plans, 401(k) plan and other defined contribution plans
Use of Data
The Committee believes that data plays an important role in the design and implementation of optimal compensation programs. The Committee and FPL consider a number of types of internal and external data in making both individual and plan-level compensation decisions. In each section of this report dealing with an individual element of compensation, data relevant to that element is discussed. Peer group data plays an important role in our compensation decision making, enabling the Committee to evaluate whether the Company's compensation policies are aligned with Company performance and providing the Committee a market check of its compensation program design and features.
On November 21, 2016 FPL provided the Committee with relevant market data to consider in making compensation decisions for our named executive officers.
To ensure that our executive compensation programs are reasonable and competitive in the marketplace, we compare our compensation programs to the compensation programs of our retail peer group. We selected REITs and real estate companies that focus on a comparable asset class of properties.

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

As of November 21, 2016, the date of FPL’s report to the Committee, the following REITs and real estate companies comprised our retail peer group:

CBL & Associates Properties, Inc.	Macerich Company
DDR Corp.	Pennsylvania Real Estate Investment Trust
Equity One, Inc.	Ramco-Gershenson Properties Trust
Federal Realty Investment Trust	Regency Centers Corporation
Washington Prime Group Inc. (formerly Glimcher Realty Trust)	Tanger Factory Outlet Centers, Inc.
Kimco Realty Corporation	Taubman Centers, Inc.
The retail peer group is the same as the retail peer group used by us for several years. The information provided from the various REITs and real estate companies was based on 2016 (2015 performance year) proxy compensation data.
The peer group is developed without consideration being given to the individual company's compensation policies, and no company has been included or excluded from our peer group because it is known to pay above-average or below-average compensation. The Committee believes that this peer group of companies represents REITs and real estate companies with the same general business objectives as ours and, as a result, represents companies against which we will need to compete with to attract and retain executive talent.
As of December 31, 2015, the retail peer group had total capitalization ranging from approximately $2.5 billion to $19.0 billion, with a median of approximately $8.3 billion. Our total capitalization at that time was approximately $6.6 billion.
The most prevalent performance metric applied to public real estate companies is total shareholder return (“TSR”). TSR is an annualized return calculated as the change in share price plus dividends for the relevant period. We compared our TSR to those of our retail peer group. Our TSR, as well as the median TSR for our peer group, for the one, three, five and ten year periods ended December 31, 2016 are as follows:

TSR Measure	Weingarten	Retail Peer Group Median
One-year	7.6%	1.1%
Three-year	48.1%	35.0%
Five-year	99.0%	79.3%
Ten-year	31.4%	33.5%
Use of Judgment
The Committee believes that the application of its collective experiences and judgment is as important to excellence in compensation as the use of data and formulae, and the Company’s compensation policies and practices as described herein reflect this belief. Market data provides an important tool for analysis and decision-making. However, the Committee believes that over-reliance on data can give a false illusion of precision. Consequently, the Committee also gives consideration and emphasis to an individual’s personal contributions to the organization, as well as his skill set, qualifications and experience. The Committee also values and seeks to reward performance that develops talent within the Company, embraces the sense of urgency that we believe distinguishes the Company and demonstrates the qualities of imagination and drive that enables a Company executive to resolve longer-term challenges and address important new issues. The Committee believes these and similar qualities and attributes are not easily correlated to typical compensation data, but also deserve consideration and weight in reaching compensation decisions.

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

Total Compensation

In setting compensation for our executive officers, including our Chief Executive Officer and our Chairman, the Committee focuses on total annual compensation. For this purpose, total annual compensation consists of base salary, cash bonus at target levels of performance and long-term equity incentive compensation. The Company's executive compensation philosophy promotes a compensation mix that emphasizes variable pay and long-term shareholder value. The Committee believes that an emphasis on incentive compensation creates greater alignment with the interests of the Company's shareholders, ensures that the Company's business strategy is executed by decision-makers in a manner that focuses on the creation of long-term value rather than only short-term results, and encourages prudent evaluation of risks. Accordingly, the Company's compensation structure is designed such that a significant portion of named executive officers’ total annual compensation is in the form of long-term equity awards, of which 50% of the share award is service-based and vests upon the third anniversary of the grant date to provide additional retention benefits, and 50% is market-based and vests based upon the performance metrics at the end of a three-year period to create greater alignment with shareholders as the share price on the date of grant determines the number of shares awarded and on each future vesting date the share price on such date determines the taxable value of the award actually received by the named executive officer. Thus, future decreases or increases the Company's share price upon vesting diminishes or increases, respectively, the initial grant value of the award received.
In setting the total annual compensation of our named executive officers, the Committee evaluates market data provided by FPL and NAREIT, plus information on the performance of each named executive officer for the prior year. The Committee uses market data as a framework in determining compensation for our named executive officers. In addition, the Committee also reviews this information to benchmark compensation with similar companies in order to determine that compensation is within market standards. Because the FPL report was prepared specifically for the Company, the Committee placed the greatest weight on the FPL report. In order to remain competitive in the marketplace for executive talent, the target levels for the total annual compensation of our named executive officers, including our Chief Executive Officer, are compared to the median of the retail peer group comparisons described above. FPL determined that our named executive officers overall were paid below the median total annual compensation of the executives of our retail peer group. In order to reinforce a “pay-for-performance” culture, targets for individual executive officers may be set above or below the median depending on the individual’s performance in prior years. The Committee believes that comparing target levels to the median for our peer group, permitting adjustments to targets based on past performance, and providing incentive compensation to an executive if he performs well, is consistent with the objectives of our compensation policies described above.

Annual Cash Compensation

In order to remain competitive with our peer groups, we pay our named executive officers commensurate with their experience and responsibilities. Cash compensation is divided between base salary and annual bonus.

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

Base Salary
Each of our named executive officers receives a base salary to compensate him for services performed during the year. The base salary of our Chief Executive Officer and our Chairman is established annually by the Committee. When determining the base salary for our top two executives, the Committee considers the market levels of similar positions at the peer group companies, through the data provided to them by FPL and the industry data provided by NAREIT, the performance of the named executive officers and the experience of the named executive officers in their positions. In addition, the base salaries of the Executive Vice President/Chief Financial Officer and the Executive Vice President/Chief Operating Officer, are approved annually by the Committee based on the recommendation of the Chief Executive Officer. When determining base salary for each of these named executive officers, the Chief Executive Officer considers the data described below and his experience and judgment with respect to the Company’s and the executive's performance. Our named executive officers are eligible for annual increases in their base salaries as a result of individual performance, their salaries relative to market levels of our peer group and any added responsibility since the last salary increase.
The median base salary of a chief executive officer in our retail peer group was $835,000 for 2015. Although the Company outperformed its goals, the Committee decided that our Chief Executive Officer's base salary was in-line with our retail peer group, and, therefore, did not increase his base salary of $700,000. The base salary for our Chief Executive Officer has remained the same for the past 11 years. Also, the Committee decided that the Chairman's annual base salary would remain unchanged at $200,000 for fiscal 2017.
Although the Company outperformed its goals for 2016, the Chief Executive Officer recommended to the Committee that both the Executive Vice President/Chief Financial Officer’s and the Executive Vice President/Chief Operating Officer’s base salary remain unchanged at $525,000 for fiscal 2017. The Committee agreed with the recommendation.
The decisions to not change base salaries for fiscal 2017, but instead award the outperformance of the goals by increasing long-term equity incentive compensation, are consistent the Committee's belief that a substantial portion of each named executive officer’s compensation should be in the form of long-term equity incentive compensation to encourage management to create and sustain shareholder value over longer periods because their value is directly attributable to changes in the price of the Company's common shares over time and 50% of the awards vest based upon the performance metrics at the end of a three-year period. In addition, equity awards promote management retention because their full value cannot be realized until vesting occurs.
Annual Bonus
The Committee’s practice is to provide a significant portion of each named executive officer’s compensation in the form of an annual cash bonus. Each year, the Committee sets forth a target bonus that may be awarded to the named executive officers if the goals are achieved, which is based on a percentage of base salary. For 2016, our Chief Executive Officer had a target bonus equal to 125% of his base salary and our Chairman had a target bonus equal to 50% of his base salary, each of which is subject to an increase or decrease based on the performance of the Company. The Committee decided that the Chairman's target bonus would decrease to 25% of his base salary for fiscal 2017. This practice is consistent with our compensation objective of supporting a performance-based environment. For 2016, the Committee established the following Company level goals:

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

Goal	% of Company Goal	% Attained	Company Portion of Bonus
Existing Portfolio Performance Metrics	50.0%	106.6%	53.3%
New Development Performance Metrics	15.0%	99.3%	14.9%
Acquisitions	15.0%	184.0%	27.6%
Dispositions	10.0%	105.0%	10.5%
Overhead Expense	10.0%	100.0%	10.0%
Total Company Bonus Percentage			116.3%
Adjusted Company Bonus Percentage			115.0%
For our Executive Vice President/Chief Financial Officer and our Executive Vice President/Chief Operating Officer, 2016 annual bonuses are based 50% on Company-wide performance and 50% on the achievement of goals for which the executive was responsible. The Committee makes an annual determination as to the appropriate weighting between Company-wide and executive specific goals based on its assessment of the appropriate balance necessary to achieve the Committee’s compensation objectives.
Based on the bonus award target of 125% of his base salary, our Chief Executive Officer received annual cash bonus compensation for 2016 of $1,006,250 (instead of a target bonus of $875,000), bringing his total cash compensation to $1,706,250. In addition, based on this bonus award, our Chairman received annual cash bonus compensation for 2016 of $115,000 (instead of a target bonus of $100,000), bringing his total cash compensation to $315,000.
Our Executive Vice President/Chief Financial Officer and our Executive Vice President/Chief Operating Officer were eligible to receive bonuses equal to 80% of their effective base salaries. As discussed above, the Committee determined that the Company-wide performance level was 115%. Based on the assessment of the Executive Vice President/Chief Financial Officer and our Executive Vice President/Chief Operating Officer against their executive-specific personal goals, the Committee rated the performance of each such officer at 115% of the individual targets for fiscal 2016. Individual goals are not ranked in order of importance or assigned individual values with respect to the bonus amount. The determination of achievement of goals is subjective. As a result, our Executive Vice President/Chief Financial Officer and our Executive Vice President/Chief Operating Officer each received a bonus equaling 115% of his total eligible bonus. For 2016, our Executive Vice President/Chief Financial Officer and our Executive Vice President/Chief Operating Officer each received a cash bonus of $483,000 (instead of a target bonus of $420,000) which was paid in 2017. For the purposes of disclosure in the “Summary Compensation Table” on page 45, the annual bonus is classified as non-equity incentive compensation because the payments are intended as an incentive for performance to occur during the year in which the described performance targets that must be met for the bonus to be paid are communicated to the executive in advance, and the outcome is substantially uncertain when the target is set.

Long-Term Equity Incentive Compensation

The Committee strongly believes that using equity awards with multi-year performance and vesting periods for incentive awards to our named executive officers reinforces the alignment of the interests of executives with those of shareholders. We maintain our long-term incentive plan for the purpose of granting various types of equity awards and to provide incentives for management to increase shareholder value over an extended period. In addition, the multi-year nature of the performance and vesting periods encourages executives to remain with the Company.

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

In 2012, the Committee determined to grant long-term equity compensation solely in the form of share awards under our Amended and Restated 2010 Long-Term Incentive Plan. The Committee has the discretion to determine eligible participants, the types of awards and the terms and conditions of awards. Award opportunities under the long-term incentive plan are consistent with our performance-based pay philosophy because they provide above-median award opportunities for achievement of the Company’s high performance expectations. The Company’s long-term incentive provides two different share-based awards in order to promote share ownership among the participants and to emphasize the importance of total shareholder return. Service-based and market-based share award opportunities are awarded subject to the achievement of select performance goals as described below. All share awards are awarded subject to the participant’s ongoing employment with us.
The share awards are subject to a three-year cliff vesting basis, of which 50% of the share award is service-based and vests upon the third anniversary of the grant date, and 50% is market-based and vests based upon the performance metrics at the end of a three-year period as described below. We use a three-year performance period in order to tie incentive compensation to long-term results. Share awards are outstanding during the period at the target numbers. Following the end of the period, performance goals are compared to actual results, share awards are adjusted based on actual performance to the peer group (see tables below), and the resulting adjusted number of shares vest. Dividends will be paid during the service and performance periods based on the target number of shares awarded, but will be subject to the same three-year cliff vesting as the service-based and market-based shares. All dividends paid during the service and performance periods must be reinvested in additional shares. The number of shares accumulated from the reinvestment of the dividends will also be adjusted based on the same service and performance criteria as the original shares and will vest as the underlying share award vests. All named executive officers are required to retain shares that are acquired as a result of the vesting of share awards for a minimum of one year.
The target number of performance shares awarded to our named executive officers in 2014, 2015 and 2016 for the 2014-2016, 2015-2017 and 2016-2018 performance periods, respectively, are included in the table of outstanding equity awards at December 31, 2016 on page 48. Since earned compensation resulting from performance share awards may vary from targets originally established as a result of changes in TSR, the table below shows the variations from target amounts that were earned.

Performance Period	FTSE Shopping Center Index	WRI Relative TSR(1)	% of Target Payout	WRI Absolute TSR(2)	% of Target Payout
2013-2015	12.6%	13.2%	106.0%	13.2%	182.0%
2012-2014	19.5%	21.7%	122.5%	21.7%	200.0%
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(1)	Based on three year relative TSR compared to FTSE NAREIT U.S.Shopping Center Index.

(2)	Based on WRI's three year absolute TSR.
Share awards were granted on February 6, 2017. With respect to our named executive officers, the Committee made the decision to award our Chief Executive Officer 74,744 shares and each of our Executive Vice President/Chief Financial Officer and Executive Vice President/Chief Operating Officer 31,948 shares. Of the total shares awarded, 50% of the share awards will be service-based and 50% are market-based. Market-based awards for our named executive officers described in the preceding sentence will be based 50% on the Company’s three-year relative TSR as compared to the FTSE NAREIT U.S. Shopping Center Index. The other 50% is tied to the Company’s three-year absolute TSR. The use of TSR relative to the FTSE NAREIT U.S. Shopping Center Index is a direct measure of how the executives performed in the shopping center sector over an extended period of time. Additionally, the three-year absolute TSR is a direct measure of how the executives performed for the shareholders over an extended period of time.
The performance goals, outlined below, were communicated in terms of three-year aggregate performance and the range of performance recognized from minimum to exceptional.

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

The following tables show the performance criteria for TSR return for market-based share awards for the three-year performance period of 2017 through 2019. TSR considers common share price growth as well as dividends.
2017-2019 Performance Criteria for TSR relative to FTSE NAREIT U.S. Shopping Center Index Table

WRI Three-Year Performance vs. Index(1)	Performance Level	Multiple of Target	% of Opportunity Earned
+1,000 bps	Exceptional	2.0	200%
+500 bps	High	1.5	150%
0 bps	Target	1.0	100%
-500 bps	Threshold	0.5	50%
-1,000 bps	Minimum	—	—%

__________

(1)	Bps means basis points.
2017-2019 Performance Criteria for TSR Absolute TSR Table

Weingarten TSR Growth	Performance Level	Multiple of Target	% of Opportunity Earned
15%	Exceptional	2.0	200%
10%	High	1.5	150%
8%	Target	1.0	100%
4%	Threshold	0.5	50%
< 4%	Minimum	—	—%
The aggregate value of the long-term incentive awards granted in 2017 for 2016 performance to our Chief Executive Officer is $2,625,000 (74,744 Common Shares) and to each of the Executive Vice President/Chief Financial Officer and the Executive Vice President/Chief Operating Officer is $1,122,000 (31,948 Common Shares). In accordance with the approved plan, share awards were valued at the average of the closing share price for the 10-day trading period ending on December 31, 2016. The value we use for this purpose will be different than the value we use for financial statement reporting purposes. The median value of the long-term incentive awards granted for 2015 to a chief executive officer in our retail peer group was $2,723,000. The median value of long-term incentive awards granted to a chief financial officer and a chief operating officer in our retail peer group was $812,000 and $1,517,000, respectively. The share awards granted in 2017 have not been disclosed in the "Summary Compensation Table" on page 45 or in the "Grants of Plan-Based Awards Table" on page 46 as those tables represent share awards granted during the respective fiscal years.

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

Additional Compensation Information

Retirement Benefits
We maintain two funded, tax-qualified, non-contributory defined benefit pension plans that cover certain employees, including our named executive officers. We also maintain a supplemental pension plan that provides additional retirement benefits to Company executive officers. The supplemental pension plan is a non-qualified, defined contribution plan. The benefits payable to our named executive officers under our pension plans and supplemental plan depend on years of service under the particular plan and annual contribution credits based on eligible earnings. For a more detailed explanation of our pension plans, and the present value of the accumulated benefits of our named executive officers, see “Pension Benefits Table” on page 49.
The Committee believes that these pension plans are important parts of our compensation program. These plans assist us in retaining our senior executives. Additionally, these plans encourage retention because an executive’s retirement benefits increase each year employment continues.
Change in Control Agreements
We have entered into severance and change in control agreements with our Executive Vice President/Chief Financial Officer and our Executive Vice President/Chief Operating Officer, which provide severance payments under specified conditions following a change in control. Benefits under those agreements are described below under “Severance and Change In Control Arrangements” on page 51. We believe these agreements help us to retain executives who are essential to our long-term success. We have not entered into any such agreements with our Chief Executive Officer or Chairman.
Other Compensation
We provide the named executive officers with other compensation including perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of other compensation including perquisites and other personal benefits provided to the named executive officers.
The named executive officers receive vehicle allowances and related reimbursements and reimbursement of certain medical expenses. We also maintain other executive benefits that we consider necessary in order to offer fully competitive opportunities to our executive officers. These include 401(k) retirement savings plans, employee stock purchase programs and other employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees. We provide no tax gross-ups on any perquisites. Further discussion on the value of the perquisites given to our named executive officers is set forth in the “Summary Compensation Table” on page 45.

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

Clawback of Compensation
We have a clawback policy applicable to our named executive officers and associates that provides that in the event of fraud or a material restatement of our financial statements (other than in connection with a change in accounting policy), the facts and circumstances that led to the fraud and/or the requirement for the restatement will be reviewed and appropriate action will be taken. A determination will be made as to whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets that in fact were not achieved based on the restatement. This determination will be made by the Board in the case of our named executive officers and by our Chief Executive Officer in the case of all other executive officers and associates. Any clawback decision made by the Chief Executive Officer must be approved by the Committee. The Board or the Chief Executive Officer, as appropriate, will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such actions or omissions constituted misconduct. The action that the Board (with respect to named executive officers) or the Chief Executive Officer (with respect to all other executive officers and associates) could elect to take against a particular executive officer, depending on all facts and circumstances as determined during their review, include:

•	canceling some or all of the executive officer’s unvested share awards and outstanding option awards;

•	adjusting the executive officer’s future compensation; or

•
terminating the executive officer or associate or initiating legal action against the executive officer or associate, as the Board or the Chief Executive Officer (subject to Committee approval), as applicable, determines to be in our best interests.

All clawbacks under this policy apply only to unvested equity compensation.
Share Ownership
We have guidelines governing share ownership by our named executive officers whereby they are required to own and hold shares of the Company with a value between three and five times their base salary while retained by the Company. As of December 31, 2016, our named executive officers exceeded these guidelines as follows:

Name	Required Ownership	Required Ownership as a Multiple of Base Pay	Actual Ownership	Actual as a Multiple of Base Pay
Andrew M. Alexander	$3,500,000	5x	$47,753,559	68x
Stanford Alexander	1,000,000	5x	177,177,858	886x
Johnny L. Hendrix	1,575,000	3x	6,262,498	12x
Stephen C. Richter	1,575,000	3x	9,148,604	17x

Table of Contents	COMPENSATION DISCUSSION AND ANALYSIS

Compensation Risk
The Committee considers the likelihood of any potential material risks that may be created by our executive compensation program. Because performance-based incentives play a large role in our executive compensation program, it is important to ensure that these incentives do not result in our named executive officers taking actions that may conflict with our long-term interests. Upon review, the Committee has determined that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage executives to take unnecessary or excessive risks. The Committee considers the following attributes of the program:

•	the balance between short-term and long-term incentives;

•
consideration of qualitative and quantitative performance factors in determining compensation payouts, including performance thresholds, funding that is based on actual results measured against pre-approved financial and operational goals and metrics that are clearly defined in all plans;

•	the use of different types of equity incentive awards that provide a balance of incentives;

•	incentive compensation with a considerable equity component where value is realized through long-term appreciation of shareholder value; and

•	equity incentive compensation that vests over an extended period.
The Committee focuses primarily on the compensation of our named executive officers because risk-related decisions depend predominantly on their judgment. The Committee believes that risks arising from our policies and practices for compensation of all other employees are not reasonably likely to have a material adverse effect on our financial results.

Tax and Accounting Implications

Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code limits the deductibility on our tax return of non-performance based compensation over $1 million to any of our named executive officers. It is the Committee’s responsibility to address issues raised by Section 162(m) in connection with compensation paid to executive officers. The Committee has adopted a performance-based plan not subject to this limitation, under which compensation may be paid following shareholder approval of performance goals pre-established by the Committee. To the extent that an executive’s compensation does not qualify for deduction under Section 162(m), a larger portion of the REIT distributions made by the Company to its shareholders may be subject to federal income taxation as dividend income rather than as a return of capital. The Committee will continue to monitor the tax implications under Section 162(m) of its compensation programs and will take action it deems appropriate.

COMPENSATION COMMITTEE REPORT
The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the above Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016.
Respectfully Submitted,
Management Development and Executive Compensation Committee
C. Park Shaper, 2016 Chairman
James W. Crownover
Stephen A. Lasher
Mark J. Shapiro

Table of Contents	EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2016, four of our independent Trust Managers served on the Compensation Committee. The Compensation Committee members for 2016 were Messrs. Crownover, Lasher, Shaper and Shapiro. No member of the Compensation Committee has any interlocking relationship with any other company that requires disclosure under this heading.

EXECUTIVE COMPENSATION
The following tables, narrative and footnotes discuss the compensation of the Chief Executive Officer, the Chairman, the Executive Vice President/Chief Operating Officer and the Executive Vice President/Chief Financial Officer during 2016, who are referred to as the named executive officers.

Table of Contents	EXECUTIVE COMPENSATION

Summary Compensation Table
The following table summarizes the compensation for the individuals listed below for all services rendered to the Company and its subsidiaries for the three-year period ended December 31, 2016. The components of total compensation are described below and in more detail in the tables following.

Name/Title	Year	Salary ($)	Share Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (2) ($)	All Other Compensation (3) ($)	Total ($)
Andrew M.	2016	$700,000	$2,284,795	$1,006,250	$963,548	$28,665	$4,983,258
Alexander	2015	700,000	2,169,581	962,500	936,700	28,915	4,797,696
President/Chief	2014	700,000	2,189,375	962,500	899,350	30,438	4,781,663
Executive Officer
Stanford	2016	208,333	—	115,000	86,778	17,788	427,899
Alexander	2015	281,250	—	137,500	259,046	32,819	710,615
Chairman	2014	529,167	—	275,000	166,433	—	970,600

Johnny L.	2016	525,000	860,198	483,000	305,371	20,450	2,194,019
Hendrix	2015	525,000	690,324	462,000	307,927	19,659	2,004,910
Executive Vice	2014	522,500	711,573	433,100	309,347	19,792	1,996,312
President/Chief
Operating Officer
Stephen C.	2016	525,000	860,198	483,000	383,471	22,765	2,274,434
Richter	2015	525,000	690,324	462,000	394,444	28,515	2,100,283
Executive Vice	2014	522,500	711,573	433,100	388,192	22,191	2,077,556
President/Chief
Financial Officer
__________

(1)
The value of the share awards reflects the fair market value of each award on the date of grant. See Notes 1 and 17 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying the valuation of these awards. The share awards issued in 2016 reflect both service-based and market-based awards. For the market-based awards, if the minimum market-based measure is not met, no award will be earned. If at least the minimum market-based measure is attained, awards can range from 50% of the target number of shares up to 200% of the target number of shares. The amounts in the table for market-based awards reflect the value at the target level (100%). Including the maximum possible value of the 2016 market-based awards, the maximum awards to be issued for 2016 on the grant date is as follows: $2,151,613 for Mr. A. Alexander and $810,089 for both Messrs. Hendrix and Richter. See the Grants of Plan-Based Awards Table for further information.

(2)
Since there are no above market or preferential earning associated with our deferred compensation plan, amounts reported are comprised entirely of changes between beginning of the year balances and end of the year actuarially determined present value of the accumulated balances for our defined benefit plans and defined contribution benefit plan. The aggregate increase in pension value for each named executive is due to actuarial changes in years of service, compensation changes, actuarial gains (losses) and interest earned on the account balance. See the Pension Benefits table for further information.

(3)
All Other Compensation includes perquisite amounts paid on behalf of each named executive for personal usage of a Company provided vehicle and reimbursement for medical expenses paid by the executive. Perquisite amounts totaling less than $10,000 in any given year for a named executive officer have not been included.

Table of Contents	EXECUTIVE COMPENSATION

Grants of Plan-Based Awards Table
The following table provides information concerning grants of plan-based awards to our named executive officers during fiscal 2016.

			Estimated Possible Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Share Awards: Number of Shares or Units (#)	Grant Date Fair Value of Share And Option Awards (2) ($)
Name	Type of Award	Grant Date	Threshold ($)	Target (1) ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew M.				$875,000
Alexander	(3)	2/8/2016							35,094	$1,208,988
	(4)	2/8/2016				8,774	17,547	35,094		651,169
	(5)	2/8/2016				8,774	17,547	35,094		424,637
Stanford				100,000
Alexander
Johnny L.				420,000
Hendrix	(3)	2/8/2016							13,212	455,153
	(4)	2/8/2016				3,303	6,606	13,212		245,167
	(5)	2/8/2016				3,303	6,606	13,212		159,877
Stephen C.				420,000
Richter	(3)	2/8/2016							13,212	455,153
	(4)	2/8/2016				3,303	6,606	13,212		245,167
	(5)	2/8/2016				3,303	6,606	13,212		159,877
__________

(1)	Actual amounts paid from Non-Equity Incentive Plan Awards are presented in the Summary of Compensation Table for the year ended 2016.

(2)
Amounts calculated utilizing the provisions under GAAP. See Notes 1 and 17 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying valuation of equity awards.

(3)	Represents service-based awards valued at the closing grant date price and are subject to a holding period through February 2019.

(4)
Represents market-based awards relative to FTSE NAREIT U.S. Shopping Center Index fair valued using a Monte Carlo simulation on the grant date. The performance period for these awards is January 1, 2016 to December 31, 2018, but are subject to a holding period through February 2019.

(5)
Represents market-based awards relative to three-year absolute TSR fair valued using a Monte Carlo simulation on the grant date. The performance period for these awards is January 1, 2016 to December 31, 2018, but are subject to a holding period through February 2019.

The Grants of Plan-Based Awards table sets forth information concerning grants of non-equity incentive plan awards and equity incentive plan share awards. Estimated payouts under non-equity incentive plan awards include the target payout of the annual bonus. The payouts were established by the Compensation Committee for the named executive officers on February 8, 2016. When the targets were established and communicated to the named executive officers, no maximum payout was specified; however, amounts above the target payout may be paid if performance goals are exceeded. Specific criteria used to determine the target was set forth above in the “Compensation Discussion and Analysis – Annual Bonus” on page 37. Annual bonuses are to be paid in the year after the bonus was earned. Therefore, 2016 actual annual bonuses paid in February 2017 are included in the “Summary Compensation Table” on page 45.

Table of Contents	EXECUTIVE COMPENSATION

The Compensation Committee determined target values for all share awards granted in 2016 for Messrs. A. Alexander, Hendrix and Richter of $2,425,000, $913,000 and $913,000, respectively. These target values were converted to shares based on the average of the closing share price for the 10-day trading period ending on December 31, 2015 of $34.55. The share awards were granted on February 8, 2016. Service-based awards (shown in the preceding table as “All Other Share Awards”) were multiplied by the grant date closing price of $34.45 to determine the “Grant Date Fair Value of Share And Option Awards” (“Fair Value”). Market-based share awards were multiplied by a fair value per share amount determined as of the grant date based on a Monte Carlo simulation model. The Fair Value for these awards were determined by multiplying the target number of shares under the “Estimated Future Payouts Under Equity Incentive Plan Awards” by the fair value per share amounts of $37.11 and $24.20 for the market-based awards relative to the FTSE NAREIT U.S. Shopping Center Index and the market-based awards relative to the three-year absolute TSR, respectively. The combined Fair Value of the service-based and market-based awards is shown in the Summary Compensation Table on page 45 for each named executive under “Share Awards” for 2016.
2016-2018 Performance Criteria for TSR relative to FTSE NAREIT U.S. Shopping Center Index Table

WRI Three-Year Performance vs. Index(1)	Performance Level	Multiple of Target	% of Opportunity Earned
+1,000 bps	Exceptional	2.0	200%
+500 bps	High	1.5	150%
0 bps	Target	1.0	100%
-500 bps	Threshold	0.5	50%
-1,000 bps	Minimum	—	—%

__________

(1)	Bps means basis points.
2016-2018 Performance Criteria for TSR Absolute TSR Table

Weingarten TSR Growth	Performance Level	Multiple of Target	% of Opportunity Earned
15%	Exceptional	2.0	200%
10%	High	1.5	150%
8%	Target	1.0	100%
4%	Threshold	0.5	50%
< 4%	Minimum	—	—%
Share awards have been granted to the named executives for 2016 performance as disclosed in the “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” on page 38 and are not included in the table above.

Table of Contents	EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year End Table
The following table provides information with respect to the value of all outstanding equity awards previously awarded to the named executive officers as of December 31, 2016.

	Option Awards			Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units That Have Not Vested (1) (#)	Market Value of Shares or Units That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Shares, Units, or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (2) ($)
Andrew M. Alexander	126,730	$24.8700	03/02/21
				111,364	$3,985,718	111,364	$3,985,718

Stanford Alexander	112,578	32.2200	03/01/18
	65,327	11.8500	02/25/19
	71,586	22.6800	05/11/20
	65,392	24.8700	03/02/21

Johnny L. Hendrix				37,840	1,354,294	37,841	1,354,329

Stephen C. Richter	68,959	11.8500	02/25/19
	4,409	22.6800	05/11/20
	29,086	24.8700	03/02/21
				37,841	1,354,329	37,842	1,354,365
__________

(1)	Share awards are subject to a three-year cliff vesting.

(2)	The market value was determined by multiplying the number of unvested shares by the closing price of $35.79 at December 31, 2016.

(3)	These shares reflect the target award level for awards issued since 2014.

Table of Contents	EXECUTIVE COMPENSATION

Option Exercises and Shares Vested Table
The following table provides information with respect to the options exercised and the shares vested by the named executive officers during the year ended December 31, 2016.

	Option Awards			Share Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Andrew M. Alexander	691,251	(2)	$11,386,635	98,146	$3,391,843
Stanford Alexander	—		—	2,614	95,411
Johnny L. Hendrix	74,653	(3)	1,018,940	27,169	938,740
Stephen C. Richter	46,117	(4)	699,141	27,215	940,419
__________

(1)	These share amounts include dividend equivalents issued in shares at the same time that the underlying shares vested.

(2)	Mr. A. Alexander exercised 668,118 option award shares of which 495,981 of these shares were used to settle the exercise.

(3)	Mr. Hendrix exercised 44,961 option award shares of which 35,363 of these shares were used to settle the exercise.

(4)	Mr. Richter exercised 37,676 deferred option award shares of which 27,754 of these shares were used to settle the exercise.

Pension Benefits Table
The following table provides information with respect to retirement and deferred compensation benefits of the named executive officers.

Name/Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit as of 12/31/16 ($)	Payments During 2016 ($)
Andrew M. Alexander (1)
Qualified Employee Retirement Plan	38	$704,582
Non-Qualified Supplemental Executive Retirement Plan	38	10,938,207
Stanford Alexander
Weingarten Realty Retirement Plan	63	1,401,893	$167,158
Johnny L. Hendrix (1)
Qualified Employee Retirement Plan	30	516,467
Non-Qualified Supplemental Executive Retirement Plan	30	2,888,414
Stephen C. Richter (1)
Qualified Employee Retirement Plan	36	698,529
Non-Qualified Supplemental Executive Retirement Plan	36	3,938,531
_________

(1)	Eligible for early retirement.
The Weingarten Realty Retirement Plan is a non-contributory defined benefit pension plan providing annual retirement benefits to eligible grandfathered employees in specified compensation and years of service categories, assuming retirement occurs at age 65 and that benefits are payable only during the employee’s lifetime. Benefits are not actuarially reduced where survivorship benefits are provided unless the participant’s spouse is more than five years younger than the plan participant. In this case, the benefit payable is reduced to cover the costs of providing survivor benefits to the spouse. The reduction is based on actuarial tables which consider, among other things, the participant’s age and the age of their spouse.

Table of Contents	EXECUTIVE COMPENSATION

The non-contributory defined benefit pension plan converted to a cash balance retirement plan on April 1, 2002. A grandfathered participant will remain covered by the provisions of the plan prior to the conversion to the cash balance plan. A grandfathered participant is any participant born prior to January 1, 1952, who was hired prior to January 1, 1997, and was an active employee on April 1, 2002. The retirement plan pays benefits to grandfathered participants in the event of retirement, death, disability or other termination of employment after the employee meets certain vesting requirements (all grandfathered participants are 100% vested). The amount of the monthly retirement benefit payable beginning at age 65, the normal retirement age, is equal to (i) 1.5% of average monthly compensation during five consecutive years, within the last ten years, which would yield the highest average monthly compensation multiplied by years of service rendered after age 21, minus (ii) 1.5% of the monthly social security benefits in effect on the date of retirement multiplied by years of service rendered after age 21 and after July 1, 1976. Compensation for purposes of this plan is generally taxable income with certain exclusions and includes contributions made under salary deferral arrangements.
The Qualified Employee Retirement Plan is a non-contributory cash balance defined benefit retirement plan that covers all employees after attaining the age of 21. The cash balance plan pays benefits in the event of retirement, death (if married) or termination of employment after the participant meets certain vesting requirements (generally 100% vested after three years of service). The amount of the monthly retirement benefit payable beginning at age 65, the normal retirement age, is equal to the greater of (1) the monthly benefit that is actuarial equivalent of the cash balance account, or (2) the accrued monthly benefit under the prior plan as of January 1, 2002. The opening balance of a cash balance participant, who was an active participant in the plan on January 2, 2002 and was an active employee on April 1, 2002, is the actuarial equivalent present value of his frozen accrued benefit on January 1, 2002. Annual additions to each participant’s account include a service credit ranging from 3-5% of compensation, depending on years of service and a 4.5% interest credit rate.
The Qualified Employee Retirement Plan also provides for early retirement benefits upon attaining the age of 55 and completion of at least 15 years of service. Early retirement benefit payments may begin on the first day of the month coinciding with or following the month employment ceases. However, the payments must begin no later than the normal retirement age. The early retirement benefit calculation for the grandfathered group is consistent with the above normal retirement benefit calculation with the exception that the benefit is adjusted by an early commencement factor. The accrued benefit will be reduced by 1/15th for each of the first 60 months, by 1/30th for each of the next 60 months, and by actuarial factors (assumed interest and mortality factors) for each additional month by which the annuity starting date precedes the normal retirement age. The early retirement benefit calculation for the non-grandfathered group is the actuarial equivalent of the cash balance account.
The Non-Qualified Supplemental Executive Retirement Plan was established on September 1, 2002 as a separate and independent non-qualified supplemental retirement plan for executive officers. This unfunded plan provides benefits in excess of the statutory limits of our non-contributory retirement plans. This Plan was amended effective January 1, 2012 as a defined contribution plan from a defined benefit plan.
The assumptions used to develop the actuarial present value of the accumulated benefit obligation for our defined benefit plans and defined contribution plan liability to each named executive officer were determined in accordance with GAAP as of each plan's respective measurement date utilized in our audited financial statements for the year ended December 31, 2016. See Notes 1 and 17 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, for a discussion of the relevant assumptions used in calculating the accumulated benefit obligation for our defined benefit plans and defined contribution plan liability.

Table of Contents	EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation Table
We have a deferred compensation plan for eligible employees allowing them to defer portions of their current cash or share-based compensation. Employees may elect to defer up to 90% of base salary and annual bonus compensation, and up to 100% of restricted share awards. The deferred compensation plan does not provide for employer contributions. Amounts deferred are reported as compensation expense in the year service is rendered and are deposited in a grantor trust. Cash deferrals are invested based on the employee’s investment selections from a mix of assets similar to the non-contributory cash balance retirement plan. Share-based deferrals can be diversified six months after vesting or distributions from this plan can be made in the same form as the original deferral. In February 2017, our deferred compensation plan was amended to no longer allow participants to diversify their Common Shares.
There are no above market or preferential earnings associated with the deferred compensation plan.
The following table provides information with respect to non-qualified deferred compensation benefits of the named executive officers.

Name	Executive Contributions in 2016 ($)		Aggregate Gains in 2016 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/16 (1) ($)
Andrew M. Alexander	$3,455,210	(2)	$2,148,114	$344,721	$28,500,253
Stanford Alexander	—		272,291	—	4,915,197
Johnny L. Hendrix	160,349	(3)	369,154	—	6,426,214
Stephen C. Richter	1,188,099	(4)	728,719	—	10,983,293
__________

(1)
All amounts contributed in prior years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned for the purposes of the SEC’s executive compensation disclosure rules.

(2)
$60,000 of Mr. A. Alexander’s contributions is considered part of his salary in the Summary Compensation Table. $400,000 of Mr. Alexander’s contributions was considered as part of Non-Equity Incentive Plan Compensation in the Summary Compensation Table in 2015. $577,233 of Mr. Alexander's contributions is additional performance shares vested from the 2013 grant issued including the dividend equivalents issued in shares at the same time the underlying shares vested. $2,417,977 of Mr. Alexander’s contributions is unvested share awards. The fair value of these unvested share awards are reported in the Summary Compensation Table and have been expensed.

(3)
$160,349 of Mr. Hendrix's contributions is additional performance shares vested from the 2013 grant issued including the dividend equivalents issued in shares at the same time the underlying shares vested.

(4)
$25,008 of Mr. Richter's contributions is considered part of his salary in the Summary Compensation Table. $92,400 of Mr. Richter's contributions was considered as part of Non-Equity Incentive Plan Compensation in the Summary Compensation Table in 2015. $160,349 of Mr. Richter's contributions is additional performance shares vested from the 2013 grants issued including the dividend equivalents issued in shares at the same time the underlying shares vested. $910,342 of Mr. Richter's contributions is unvested share awards. The fair value of these unvested share awards are reported in the Summary Compensation Table and have been expensed.

Severance and Change in Control Arrangements
Messrs. A. Alexander and S. Alexander have not entered into change in control arrangements with us.

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We have, however, entered into a severance and change in control agreement with each of Messrs. Hendrix and Richter, which becomes operative only upon a change in control. Additionally, 12 Vice Presidents have also entered into the same change in control agreement with us. A change in control is deemed to occur upon any one of five events: (1) we merge, consolidate or reorganize into or with another corporation or legal entity, and we are not the surviving entity; (2) we sell or otherwise transfer 50% or more of our assets to one entity or in a series of related transactions; (3) any person or group acquires more than 25% of our then outstanding voting shares; (4) we file a report or proxy statement with the SEC disclosing that a change in control has occurred or will occur, and such transaction is consummated; or (5) if, during any 12-month period, Trust Managers at the beginning of the 12-month period cease to constitute a majority of the Trust Managers.
If Mr. Hendrix, Mr. Richter or any other eligible Vice President is terminated involuntarily without cause, or terminates his or her employment for a good reason (as described below), within one year following a change in control, he or she will be entitled to a lump sum severance benefit in an amount equal to (1) 2.99 times his or her annualized base salary as of the date an event constituting a change in control first occurs or, if greater, (2) 2.99 times his or her highest base salary in the five fiscal years preceding the first event constituting a change in control, plus, in either case, 2.99 times his or her targeted bonus for the fiscal year in which the first event constituting a change in control occurs. In addition, Mr. Hendrix, Mr. Richter or any other Vice President, as applicable, is entitled to receive an additional payment or payments to compensate him or her for any excise tax imposed by Section 4999 of the Code or any similar state or local taxes or any penalties or interest with respect to the tax. Messrs. Hendrix and Richter will also receive one year of employee benefits coverage substantially similar to what he received or was entitled to receive prior to the change in control.
Upon the occurrence of a change in control event, each executive has the right to terminate his or her employment for good reason upon the occurrence of the following events:

•
failure to be elected or reelected or otherwise maintained in the office or the position, or a substantially equivalent office or position, of or with us which the executive held immediately prior to a change in control;

•
material diminution in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position which the executive held immediately prior to the change in control, or a material reduction in the executive’s base pay;

•
the determination by the executive in good faith that a material negative change in circumstances has occurred following a change in control, including without limitation, a material negative change in the scope of the business or other activities for which the executive was responsible immediately prior to the change in control, which has rendered the executive substantially unable to carry out, has materially hindered the executive’s performance of, or has caused the executive to suffer a substantial material reduction in any of the authorities, powers, functions, responsibilities, or duties attached to the position held by the executive immediately prior to the change in control;

•
the liquidation, dissolution, merger, consolidation or reorganization of us or transfer of all or substantially all of our business and/or assets, unless the successor or successors to which all or substantially all of our business and/or assets have been transferred assumes all of our duties and obligations so that it is reasonably likely that there will be no material breach of the agreement by us or our successor-in-interest;

•
we relocate our principal executive offices, or require the executive’s principal location of work changed, to any location which is in excess of 25 miles from the location thereof immediately prior to the change in control, or require the executive to travel away from the executive’s office in the course of discharging the executive’s responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of the executive in any of the three full years immediately prior to the change in control without, in either case, the executive’s prior written consent; and/or

•	any material breach of the change in control agreement by us or any successor thereto.

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For Messrs. Hendrix and Richter, please see the “Severance and Change in Control Compensation Table” below for estimated distributable amounts had they been terminated on December 31, 2016.
Under our equity incentive plan, in the event of death or following a change in control, all outstanding share and option awards become fully vested. However, in the event of disability or retirement, the unvested portion of outstanding share awards shall continue to vest as if the employee remained in our employ, provided that (1) if the employee dies following termination of employment but prior to the full vesting of the outstanding share awards hereunder, then those awards to the extent not already vested, shall be vested in full as of the date of death, and (2) if the employee accepts employment with a competitor of ours, as determined by the Compensation Committee pursuant to our then existing non-competition policies, the employee shall forfeit those awards which had not already vested on the date the employee accepted employment with such competitor. Termination of the employee’s employment with us for any other reason shall result in forfeiture of the outstanding awards on the date of termination to the extent not already vested. If a death or change in control event occurred as of December 31, 2016, compensation based on the closing share price of $35.79 in the following amounts would have been due to Mr. A. Alexander under our equity incentive plan: $7,971,436. No amounts would be due to Mr. S. Alexander under our equity incentive plan.
As part of “All Other Compensation,” we are required to report any payments that were made to named executive officers due to a change in control and any amounts accrued by us for the benefit of the named executive officers relating to a change in control. There have been no payments, nor have there been any amounts accrued for the years presented in the “Summary Compensation Table” on page 45.

Severance and Change in Control Table
The following table quantifies compensation that would become payable under severance and change in control agreements and other arrangements if the named executive officer’s employment had terminated on December 31, 2016, based on our closing stock price on that date, where applicable. Due to the factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different.

Name	Salary (1)	Bonus (2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	Continuation of Employee Perquisites Benefits (3)	Value of Unvested Share Awards That Will Vest (4)	Excise Tax and Gross-Up	Total
Johnny L. Hendrix	$1,569,750	$1,255,800	$305,371	$27,307	$2,708,623	$983,363	$6,850,214
Stephen C. Richter	1,569,750	1,255,800	383,471	30,219	2,708,694	1,233,572	$7,181,506

__________

(1)	Amount equal to 2.99 times annual base salary.

(2)	Amount equal to 2.99 times target bonus.

(3)	Amounts include the cost of continued employee benefits at least equal to the benefits provided to the executive prior to termination and assume continued coverage for one year.

(4)
The value of the share awards is based on our December 31, 2016 closing stock price of $35.79 per share. These benefits will vest immediately either upon a change in control event or upon the death of a plan participant.

Table of Contents	EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following table as of December 31, 2016 summarizes the equity compensation plans under which our Common Shares may be issued:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by shareholders	934,201	$22.84	861,043
Equity compensation plans not approved by shareholders	—	—	—
Total	934,201	$22.84	861,043

Table of Contents	REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is composed of four independent non-employee trust managers and operates under a written charter adopted by the Board (a copy of which is available at www.weingarten.com). The Board has determined that each committee member is independent within the meaning of the applicable NYSE listing standards currently in effect.
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP). Our independent registered public accounting firm is responsible for expressing an opinion on the fairness of the presentation of the financial statements in conformity with GAAP and on the effectiveness of internal control over financial reporting based on the criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission as of December 31, 2016. The Committee’s responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm. The Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accountants. We held four meetings during fiscal 2016. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal audit function and our independent registered public accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”). We discussed with Deloitte the overall scope and plans for their audit. We met with Deloitte, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls.
We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2016 with management and Deloitte. We also discussed with management and Deloitte the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC. In addition, we reviewed and discussed our progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2201 regarding the audit of internal control over financial reporting.
In addition, the Audit Committee obtained from Deloitte a formal written statement describing all relationships between Deloitte and the company that might bear on Deloitte’s independence consistent with PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” discussed with Deloitte any relationships that may impact their objectivity and independence, and satisfied itself as to their independence. When considering Deloitte’s independence, we considered whether their provision of services to the company beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including in its Quarterly Reports on Form 10-Q, was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to Deloitte. The Audit Committee also discussed and reviewed with the independent registered public accountants all communications required by generally accepted auditing standards, including those matters required to be discussed by PCAOB Auditing Standard No. 1301 “Communications with Audit Committees”, PCAOB Auditing Standard No. 2401 “Consideration of Fraud in a Financial Statement Audit,” and SEC rules discussed in Final Release Nos. 33-8183 and 33-8183a.
Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Trust Managers (and the Board has approved) that the audited financial statements for the year ended December 31, 2016 be included in Weingarten’s Annual Report on Form 10-K. We have selected Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates as our independent registered public accountants for the fiscal year ending December 31, 2017, and have presented the selection to the shareholders for ratification.
The undersigned members of the Audit Committee have furnished this report to the Board of Trust Managers.
Respectfully Submitted,
Audit Committee
Thomas L. Ryan, 2016 Chairman
Stephen A. Lasher
Douglas W. Schnitzer
C. Park Shaper

Table of Contents	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM - PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - PROPOSAL TWO
The Audit Committee has appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2017. During fiscal 2016, Deloitte served as our independent registered public accounting firm (" Accounting Firm") and also provided certain tax and other audit related services. Deloitte, or its predecessors, has served as our principal accounting firm for more than 30 years and is familiar with our affairs and financial procedures.

Accounting Firm Fees

The following table sets forth the approximate aggregate fees expected to be billed or billed to us for the fiscal years ended December 31, 2016 and 2015 by Deloitte.

	2016	2015
	($ in thousands)
Audit Fees (1)	$1,554.7	$1,372.0
Audit-Related Fees (2)	54.0	25.0
Tax Fees (3)	348.6	705.5
Total	$1,957.3	$2,102.5

____________

(1)
Fees for audit services billed in or relating to fiscal 2016 and 2015 consisted of audit of the Company’s annual financial statements, attestation of the management’s assessment of internal control over financial reporting, reviews of the Company’s quarterly financial statements, statutory and regulatory audits, comfort letters, consents and other services related to SEC matters.

(2)	Fees for audit-related services billed in or relating to fiscal 2016 and 2015 consisted of financial accounting consultations.

(3)
Fees for tax services billed in or relating to fiscal 2016 and 2015 consisted of tax compliance and tax planning and consultation. Fees for tax compliance services totaled $310,975 and $342,750 for 2016 and 2015, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings, and consisted of federal, state and local income tax return assistance, research for technical advice regarding disguised sales, research for technical advice and analysis for the purpose of filing a refund application, assistance with IRC Section 704(c) calculations and assistance with earnings and profits calculation and review.

Fees for tax planning and consultation services totaled $37,660 and $362,750 for 2016 and 2015, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of tax advice related to structuring certain proposed acquisitions and disposals, tax advice related to entity structure and formation, tax advice related to equity and deferred compensation plans, tax advice related to tangible property regulations, and tax advice related to state tax issues.

Table of Contents	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM - PROPOSAL TWO

Audit Committee Pre-Approval of Audit and Non-Audit Services of Accounting Firm

At its regularly scheduled and special meetings, the Audit Committee considers and approves any audit and non-audit services to be performed by our independent accountants. The Audit Committee has delegated to its Chairman, an independent member of our Board, the authority to grant pre-approvals of non-audit services provided that any such pre-approval by the Chairman shall be reported to the Audit Committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if (i) the aggregate amount of non-audit services is less than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by us as non-audit services at the time of the engagement; and (iii) such services are promptly brought to the attention of the Audit Committee and, prior to completion of the audit, are approved by the Audit Committee or by one or more Audit Committee members who have been delegated authority to grant approvals. During or relating to fiscal 2016 and 2015, non-audit services exceeded 5% of the total amount paid by us and were approved by the Audit Committee, as required by it's charter.
The Audit Committee has considered whether the provision of these services is compatible with maintaining the independent accountants’ independence and has determined that such services have not adversely affected Deloitte’s independence.
Other Information

We have been advised by Deloitte that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.
Representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders.
The Audit Committee, which has the sole authority to retain our independent registered public accountants, recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Table of Contents	ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION - PROPOSAL THREE

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION - PROPOSAL THREE
We are asking our shareholders to provide advisory approval of the compensation of our named executive officers, as we have described in this proxy statement. While this vote is advisory and non-binding, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for fiscal 2017 and beyond.

Objectives and Philosophy of Executive Compensation

The primary objectives of the Compensation Committee with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to tie annual and long-term cash and share incentives to achievement of measurable performance objectives, and to align executives’ incentives with the creation of shareholder value. To achieve these objectives, the Compensation Committee implements and maintains compensation plans that tie a substantial portion of executives’ overall compensation to key strategic financial and operational goals such as maintaining and growing our existing portfolio of properties through new development and acquisitions, strengthening our operating fundamentals and increasing funds from operations per share. The Compensation Committee evaluates individual executive performance with the goal of setting compensation at levels the Compensation Committee believes are comparable with executives of our peer companies while taking into account our relative performance and our own strategic goals.

Elements of Executive Compensation

The Compensation Committee has adopted a mix among the compensation elements in order to further align our compensation goals. The elements include:

•	Base salary;

•	Variable compensation consisting of a cash bonus based upon individual and company performance; and

•	Long-term equity incentives consisting of equity awards which are set at the average of the closing share prices for the 10-day trading period ending on December 31, 2016.
We believe that the information we have provided within the “Compensation Discussion and Analysis” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, the Board recommends that shareholders approve the following advisory resolution:
RESOLVED, that the shareholders of Weingarten Realty Investors approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the proxy statement relating to the 2016 fiscal year pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).
The Board of Trust Managers unanimously recommends that you vote FOR the approval of executive compensation as set forth in Proposal Three.

Table of Contents	ADVISORY (NON-BINDING) VOTE ON DETERMINING THE FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION - PROPOSAL FOUR

ADVISORY (NON-BINDING) VOTE ON DETERMINING THE FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION - PROPOSAL FOUR
As described above under "Advisory Non-Binding Vote on Executive Compensation", shareholders are being provided the opportunity to cast an advisory vote on the compensation of our named executive officers (referred to as "say-on-pay"vote).
This proposal affords shareholders the opportunity to cast an advisory vote on how often we should include an advisory vote on executive compensation in our proxy materials for future annual meetings of shareholders (or special shareholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this proposal, shareholders may vote to have future advisory votes on executive compensation every year, every two years or every three years. Shareholders had the opportunity to cast this advisory vote (referred to as a "say-on-frequency" vote) at the 2011 annual meeting and voted to hold a say on pay vote every year (as opposed to every two or three years). Under SEC rules, we are required to hold a new say-on-frequency vote at least every six years.
We believe that advisory votes on executive compensation should be conducted every year so that shareholders may annually express their views on our executive compensation program. The Compensation Committee, which administers our executive compensation program, values the opinions expressed by shareholders in these advisory votes on executive compensation and will consider the outcome of these votes in making its decisions on executive compensation. This proposal is advisory only and will not be binding on us, the Board or the Compensation Committee. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board's recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to our executive compensation program. In voting on this proposal, shareholders will be able to indicate their preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years. Shareholders that do not have a preference regarding the frequency of future advisory votes on executive compensation should abstain from voting on the proposal. Shareholders will not be voting to approve or disapprove the recommendation of the Board.
The Board of Trust Managers unanimously recommends that you vote to hold future advisory votes on executive compensation every ONE YEAR (as opposed to every two years or every three years).

Table of Contents	QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS

1.    How do I submit a proposal for action at the 2018 Annual Meeting?
A proposal for action to be presented by any shareholder at the 2018 Annual Meeting will be acted upon only if:

•
the proposal meets the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting and is received at the address provided below no later than November 13, 2017; and

•	if the proposal is not to be included in the proxy statement, written notice thereof must be received at the address provided below no later than 60 days prior to the 2018 Annual Meeting.
Proposals should be sent to the Office of Secretary by mail to Joe Shafer, Weingarten Realty Investors, P.O. Box 924133, Houston, Texas 77292-4133.

2.    How does a person communicate with the Board of Trust Managers?
Mail can be addressed to the Trust Managers in care of the Office of the Secretary, as described in response to question 1 above. At the direction of the Board, all mail received may be opened and screened for security purposes. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items will be forwarded to the Board. Trivial mail will be delivered to the Board at the next scheduled Board meeting. Mail addressed to a particular Trust Manager will be forwarded or delivered to that Trust Manager. Mail addressed to "Non-Employee Trust Manager" will be forwarded or delivered to the Chairman of the Governance and Nominating Committee. Mail addressed to the "Board of Trust Managers" will be forwarded or delivered to the Chairman of the Board.

3.    What is householding?
As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding.
We will deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for current or future years should be directed to the Office of the Secretary as described in response to question 1 above.
Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Computershare Trust Company, N.A. ("Computershare"), to request that only a single copy of the proxy statement be mailed in the future.
Contact Computershare by phone at (800) 550-4689 or by mail at 250 Royall Street, Canton, MA 02021.

Table of Contents	QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS

4.    Where can I see the Company's corporate documents and SEC filings?
The Company's website contains the Company's governance policies, Board committee charters, the Codes of Conduct and Ethics and the Company's SEC filings. To view these documents, go to www.weingarten.com, by clicking on "Investor Relations," and then "Governance Documents" or for the SEC filings, then "SEC Filings."

5.    How can I obtain copies of the Company's Annual Report on Form 10-K?
The Company will deliver free of charge, upon request, a copy of the Annual Report on Form 10-K to any shareholder requesting a copy. Requests should be directed to the Company's Investor Relations Department, Weingarten Realty Investors, P.O. Box 924133, Houston, Texas 77292-4133.

ADDITIONAL INFORMATION
Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of the Shareholders, which may properly come before the meeting or other matters of incident to conduct at the meeting.
As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

2016 ANNUAL REPORT
Our Annual Report to Shareholders is being mailed to shareholders along with this Proxy Statement. The Annual Report and the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, are on our website at www.weingarten.com and available without charge to shareholders upon writing to our Investor Relations Department. Neither the Annual Report to Shareholders nor the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

By Order of the Board of Trust Managers,

Joe D. Shafer
Senior Vice President and Secretary
March 13, 2017
Houston, Texas

Table of Contents	ANNEX A

ANNEX A
Weingarten Realty Investors
Non-GAAP Financial Measures
Certain of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our GAAP financial statements in order to evaluate our operating results. We believe these additional measures provide users of our financial information additional comparable indicators of our industry, as well as, our performance.
Funds from Operations Attributable to Common Shareholders
The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations attributable to common shareholders ("NAREIT FFO") as net income (loss) attributable to common shareholders computed in accordance with GAAP, excluding extraordinary items and gains or losses from sales of operating real estate assets and interests in real estate equity investments, plus depreciation and amortization of operating properties and impairment of depreciable real estate and in substance real estate equity investments, including our share of unconsolidated real estate joint ventures and partnerships. We calculate NAREIT FFO in a manner consistent with the NAREIT definition.
We believe NAREIT FFO is a widely recognized measure of REIT operating performance which provides our shareholders with a relevant basis for comparison among other REITs. Management uses NAREIT FFO as a supplemental internal measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income by itself as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that uses historical cost accounting is insufficient by itself. There can be no assurance that NAREIT FFO presented by us is comparable to similarly titled measures of other REITs.
We also present core funds from operations attributable to common shareholders (“Core FFO”) as an additional supplemental measure as it is more reflective of the core operating performance of our portfolio of properties. Core FFO is defined as NAREIT FFO excluding charges and gains related to non-cash, non-operating and other transactions or events that hinder the comparability of operating results. Specific examples of items excluded from Core FFO include, but are not limited to, gains or losses associated with the extinguishment of debt or other liabilities, impairments of land, transactional costs associated with acquisition and development activities, certain deferred tax provisions/benefits, redemption costs of preferred shares and gains on the disposal of non-real estate assets.
NAREIT FFO and Core FFO should not be considered as alternatives to net income or other measurements under GAAP as indicators of our operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. NAREIT FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

Table of Contents	ANNEX A

NAREIT FFO and Core FFO is calculated as follows (in thousands):

	Year Ended December 31,
	2016	2015	2014
Net income attributable to common shareholders	$238,933	$160,835	$277,168
Depreciation and amortization	159,938	143,067	145,660
Depreciation and amortization of unconsolidated real estate joint ventures and partnerships	15,118	14,451	14,793
Impairment of operating properties and real estate equity investments	—	153	895
Impairment of operating properties of unconsolidated real estate joint ventures and partnerships	326	1,497	305
Gain on acquisition including associated real estate equity investment	(46,398)	—	—
Gain on sale of property and interests in real estate equity investments	(72,552)	(60,309)	(179,376)
Gain on dispositions of unconsolidated real estate joint ventures and partnerships	(3,693)	(1,558)	(4,919)
Other	(16)	(10)	(8)
NAREIT FFO – basic	291,656	258,126	254,518
Income attributable to operating partnership units	1,996	1,903	2,171
NAREIT FFO – diluted	293,652	260,029	256,689
Adjustments to Core FFO:
Redemption costs of preferred shares	—	9,749	—
Deferred tax expense (benefit), net	7,024	—	(2,097)
Acquisition costs	1,782	1,007	253
Other impairment loss, net of tax	98	—	129
(Gain) loss on extinguishment of debt	(1,679)	6,100	2,173
Other, net of tax	17	(2,113)	(1,862)
Core FFO – diluted	$300,894	$274,772	$255,285

Weighted average shares outstanding – basic	126,048	123,037	121,542
Effect of dilutive securities:
Share options and awards	1,059	1,292	1,331
Operating partnership units	1,462	1,472	1,497
Weighted average shares outstanding – diluted	128,569	125,801	124,370

NAREIT FFO per common share – basic	$2.31	$2.10	$2.09

NAREIT FFO per common share – diluted	$2.28	$2.07	$2.06

Core FFO per common share – diluted	$2.34	$2.18	$2.05

Table of Contents	ANNEX A

Same Property Net Operating Income
We consider SPNOI an important additional financial measure because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates and operating costs. We calculate this most useful measurement by determining our proportional share of SPNOI from all owned properties, including our share of SPNOI from unconsolidated joint ventures and partnerships, which cannot be readily determined under GAAP measurements and presentation. Although SPNOI is a widely used measure among REITs, there can be no assurance that SPNOI presented by us is comparable to similarly titled measures of other REITs. Additionally, we do not control these unconsolidated joint ventures and partnerships, and the assets, liabilities, revenues or expenses of these joint ventures and partnerships, as presented, do not represent our legal claim to such items.
Properties are included in the SPNOI calculation if they are owned and operated for the entirety of the most recent two fiscal year periods, except for properties for which significant redevelopment or expansion occurred during either of the periods presented, and properties classified as discontinued operations. While there is judgment surrounding changes in designations, we move new development and redevelopment properties once they have stabilized, which is typically upon attainment of 90% occupancy. A rollforward of the properties included in our same property designation is as follows:

	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2016
Beginning of the period	200	206
Properties added:
Acquisitions	—	1
Redevelopments	—	11
Other	—	1
Properties removed:
Dispositions	(6)	(16)
Redevelopments	—	(5)
Other	(1)	(5)
End of the period	193	193

Table of Contents	ANNEX A

We calculate SPNOI using operating income as defined by GAAP excluding property management fees, certain non-cash revenues and expenses such as straight-line rental revenue and the related reversal of such amounts upon early lease termination, depreciation, amortization, impairment losses, general and administrative expenses, acquisition costs and other items such as lease cancellation income, environmental abatement costs and demolition expenses. Consistent with the capital treatment of such costs under GAAP, tenant improvements, leasing commissions and other direct leasing costs are excluded from SPNOI. A reconciliation of net income attributable to common shareholders to SPNOI is as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income attributable to common shareholders	$44,142	$47,275	$238,933	$160,835
Add:
Redemption costs of preferred shares	—	—	—	9,687
Dividends on preferred shares	—	—	—	3,830
Net income attributable to noncontrolling interests	25,034	1,751	37,898	6,870
(Benefit) provision for income taxes	(164)	(239)	6,856	52
Interest expense, net	21,711	20,426	83,003	87,783
Less:
Gain on sale of property	(32,416)	(15,704)	(100,714)	(59,621)
Equity in earnings of real estate joint ventures and partnership interests	(5,531)	(5,620)	(20,642)	(19,300)
Gain on sale and acquisition of real estate joint venture and partnership interests	(1,915)	—	(48,322)	(879)
Interest and other income	(729)	(2,311)	(2,569)	(4,563)
Operating Income	50,132	45,578	194,443	184,694
Less:
Revenue adjustments (1)	(4,959)	(2,870)	(16,364)	(11,973)
Add:
Property management fees	681	680	2,854	2,958
Depreciation and amortization	43,374	37,011	162,535	145,940
Impairment loss	55	—	98	153
General and administrative	7,193	7,503	27,266	27,524
Acquisition costs	614	303	1,350	968
Other (2)	(246)	191	72	481
Net Operating Income	96,844	88,396	372,254	350,745
Less: NOI related to consolidated entities not defined as same property and noncontrolling interests	(14,214)	(8,775)	(45,986)	(35,658)
Add: Pro rata share of unconsolidated entities defined as same property	7,937	7,600	30,516	30,190
Same Property Net Operating Income	$90,567	$87,221	$356,784	$345,277
___________________

(1)	Revenue adjustments consist primarily of straight-line rentals, lease cancellation income and fee income primarily from real estate joint ventures and partnerships.

(2)	Other includes items such as environmental abatement costs and demolition expenses.

WEINGARTEN REALTY INVESTORS ATTENTION: JOE SHAFER 2600 CITADEL PLAZA DRIVE SUITE 125 HOUSTON, TX 77008
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M67302-P47324	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WEINGARTEN REALTY INVESTORS					For All	Withhold All	For All Except				To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Trust Managers recommends you vote FOR the following:
1.	Election of Trust Managers				☐	☐	☐
Nominees
	01)	Andrew M. Alexander	02)	Standford Alexander	03)	Shelagmichael Brown		04)	James W. Crownover	05)	Stephen A. Lasher
	06)	Thomas L. Ryan	07)	Douglas W. Schnitzer	08)	C. Park Shaper		09)	Marc J. Shapiro

The Board of Trust Managers recommends you vote FOR proposals 2 and 3.													For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.												☐	☐	☐
3.	To approve, by non-binding vote, executive compensation.												☐	☐	☐

The Board of Trust Managers recommends you vote 1 YEAR on the following proposal:												1 Year	2 Years	3 Years	Abstain
4.	To recommend, by non-binding vote, the frequency of executive compensation votes.											☐	☐	☐	☐
NOTE: The Company will transact such other business as may properly come before the meeting.
For address change/comments, mark here. (see reverse for instructions)					Yes	No			☐
Please indicate if you plan to attend this meeting.					☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]						Date				Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

Weingarten Realty Investors
Annual Meeting of Shareholders
April 24, 2017
This Proxy is Solicited on Behalf of the Board of Trust Managers

The shareholder of Weingarten Realty Investors, a Texas real estate investment trust, whose name and signature appear on the reverse side of this card, hereby appoints Andrew M. Alexander and Stanford Alexander, or each of them, the proxies of the shareholder, each with full power of substitution, to vote at the Annual Meeting, and at any adjournments of the Annual Meeting, all common shares of beneficial interest (“Common Shares”) of Weingarten that the shareholder is entitled to vote at the Annual Meeting, in the manner shown on the reverse side of this card.

The Common Shares represented hereby will be voted in accordance with the shareholder’s directions on the reverse side of this card. If no direction is given, the shares represented by this proxy will be voted FOR proposals 1, 2, 3, and 1 YEAR on proposal 4. On any other matters that may properly come before the Annual Meeting or any adjournments thereof, subject to limitations set forth in applicable regulations under the Securities Exchange Act of 1934, the Common Shares will be voted at the proxies’ discretion.

The undersigned hereby revokes any proxy previously given with respect to the Common Shares, and hereby ratifies and confirms all that the proxies, their substitutes or any of them may lawfully do by virtue hereof.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side